Exhibit 10.1

***Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

EXECUTION VERSION

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of August 11, 2014 (the “Execution Date”) between MANNKIND CORPORATION, a Delaware corporation, having a principal place of business at 28903 North Avenue Paine, Valencia, California 91355, USA (“MannKind”), TECHNOSPHERE INTERNATIONAL C.V., a Dutch limited partnership, having a principal place of business at 1097 JB Amsterdam, Prins Bernhardplein 200, Netherlands (“TICV”), MANNKIND NETHERLANDS B.V., a Dutch limited liability company, having a principal place of business at 1097 JB Amsterdam, Prins Bernhardplein 200, Netherlands (“BV” and together with MannKind and TICV, jointly and severally, the “Licensors”), and SANOFI-AVENTIS DEUTSCHLAND GMBH, a company organized and existing under the laws of Germany with a place of business at 65926 Frankfurt am Main, Germany (“Sanofi”).

RECITALS

WHEREAS, MannKind has developed and has obtained regulatory approval in the United States (as defined below) of Product (as defined below) for improvement of glycemic control in adult patients with diabetes and owns or controls certain patents, know-how and other intellectual property related to Product;

WHEREAS, Sanofi is engaged in the development and commercialization of pharmaceutical products; and

WHEREAS, Sanofi desires to obtain from the Licensors, and the Licensors desire to grant to Sanofi, certain exclusive rights and licenses to develop and commercialize Product in the Territory subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set out in this Article I unless otherwise specifically provided herein.

1.1 “Adverse Ruling” shall have the meaning set forth in Section 12.2(a).

1.2 “Affiliate” of a Party shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.2,

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“control” shall mean: (a) direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person; or (b) any other arrangement whereby a Person, acting alone, or a “group,” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of Third Parties (a “Group”), (i) controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or (ii) has the ability to cause the direction of the management or policies of a corporation or other entity. For clarity, TICV and BV are Affiliates of MannKind.

1.3 “Alliance Manager” shall have the meaning set forth in Section 3.2.

1.4 “Allowable Expenses” shall have the meaning set forth on EXHIBIT B hereto.

1.5 “[…***…]” shall mean […***…]

1.6 “Antitrust Laws” shall mean the Clayton Act, as amended, the HSR Act, and all other applicable laws and regulations issued by a Governmental Authority, whether domestic or foreign, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

1.7 “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

1.8 “Audited Party” shall have the meaning set forth in Section 7.5.

1.9 “Auditing Party” shall have the meaning set forth in Section 7.5.

1.10 “Auditor” shall have the meaning set forth in Section 7.5.

1.11 “Bankruptcy Laws” shall have the meaning set forth in Section 13.6.

1.12 “Biosimilar Application” shall have the meaning set forth in Section 9.8(a).

1.13 “Breaching Party” shall have the meaning set forth in Section 12.2(a).

1.14 “[…***…] Country” shall mean any of the following countries: […***…].

1.15 “Budget(s)” shall mean the Development Budget, and the Commercialization Budget.

1.16 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the United States, France or Germany.

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1.17 “Calendar Quarter” shall mean a period of three consecutive months during a Calendar Year beginning on and including January 1st, April 1st, July 1st or October 1st.

1.18 “Calendar Year” shall mean a period of 12 consecutive months beginning on and including January 1st.

1.19 “Challenge” shall have the meaning set forth in Section 12.4.

1.20 “Change of Control” means, with respect to a Party (or in the case of Licensors and solely for purposes of this definition, any of MannKind, TICV or BV separately):

(a) (i) the acquisition by a Third Party or Group, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of a Party; (ii) a merger or consolidation involving a Party, as a result of which a Third Party or a Group acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a sale of all or substantially all of the assets of a Party in one transaction or a series of related transactions to a Third Party or a Group; or

(b) the acquisition by a […***…], in one transaction or a series of related transactions, of: (i) majority control of the board of directors or equivalent governing body of such Party; or (ii) direct or indirect beneficial ownership of more than […***…] percent ([…***…]%) of the outstanding voting equity securities of a Party; or (iii) the ability to cause the direction of the management or allocation of corporate resources of such Party (provided that […***…], shall not be deemed to be a Change of Control under this sub-clause (iii) so long as […***…]; or (iv) all or substantially all of the assets of such Party related to the transactions contemplated by this Agreement.

1.21 “CMC” shall mean chemistry, manufacturing and controls.

1.22 “Commercialize” (including any variations such as “Commercialization” or “Commercializing”) shall mean, with respect to a Product, to promote, market, distribute, sell (and offer for sale or contract to sell), import, or otherwise commercially exploit or provide product support for such Product.

1.23 “Commercialization Budget” shall mean the budget for activities within the Commercialization Plan for conducting Commercialization activities with respect to Product in the Field in the Territory established on a Calendar Year basis by Sanofi for review and approval by the JAC.

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1.24 “Commercialization Plan” shall have the meaning set forth in Section 5.1(b).

1.25 “Commercially Reasonable Efforts” shall mean:

(a) With respect to efforts of Sanofi as measured on a country by country basis: that measure of efforts and resources consistent with Sanofi’s and its Affiliates’ own efforts and resources applied to its and their own compounds, devices and products of a similar value, stage of development, life cycle and commercial potential, taking into account all relevant factors including issues of safety and efficacy, product profile, difficulty in developing or manufacturing the applicable Product or sourcing raw materials necessary therefor, competitiveness of alternative third party products in the marketplace, regulatory approvals (including pricing approvals), pricing and reimbursement, the patent or other proprietary position of the applicable Product, the regulatory requirements involved and the potential profitability of the applicable Product for Sanofi and its Affiliates as compared to the expected profitability of other products of its then current or in development product portfolios; and

(b) With respect to efforts of the Licensors: the use of reasonable efforts and resources, in good faith, consistent with the efforts and resources that a pharmaceutical or biotechnology company of similar size and situation to the Licensors, in the exercise of prudent legal, medical, scientific and business judgment, would commonly apply to its own compounds, devices and products of a similar value, stage of development, life cycle and commercial potential to the applicable Product.

1.26 “Commercial Strategy” shall have the meaning set forth in Section 5.1(a).

1.27 “Competing Product” shall mean any product (other than Product) containing or comprising any formulation of Insulin that is or is intended to be primarily administered in or through the lungs.

1.28 “Complaining Party” shall have the meaning set forth in Section 12.2(a).

1.29 “Confidential Information” shall have the meaning set forth in Section 8.1.

1.30 “Confidentiality Agreement” shall mean that certain confidentiality agreement, dated May 31, 2013, between MannKind and Sanofi, as amended.

1.31 “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights and Information, shall mean possession by a Party (whether by ownership or license, other than pursuant to this Agreement) of the ability to grant the applicable license under this Agreement, without violating the terms of an agreement with a Third Party.

1.32 “Data” shall mean any and all scientific, technical or test data pertaining to Product that is generated by or on behalf of Sanofi or its Affiliates or by or on behalf of MannKind or a MannKind Affiliate in the course of performance of studies or activities contemplated by the Development Plan or this Agreement, including research data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data),

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pre-clinical data, clinical data and pharmacoeconomic data, including any and all such data in publications, presentations or submissions made in association with a Regulatory Filing with respect to Product.

1.33 “Development” or “Develop” shall mean, with respect to a Product, those pre-clinical and clinical drug development activities that are necessary or useful to obtain or maintain Marketing Approval, including activities directed to label expansion after obtaining Marketing Approval that are set forth in the Development Plan, in the applicable regulatory jurisdiction, whether alone or for use together, or in combination, with another active agent or pharmaceutical product, including discovery, test method development, stability testing, toxicology (including […***…] toxicology studies), formulation or process development, CMC development, analytical method validation, manufacturing process validation, cleaning validation, post-Marketing Approval changes, statistical analysis, development report writing, preclinical and clinical studies, regulatory filing submission and approval, all activities of the medical affairs, pharmacoviligance, regulatory, medical liaison and health outcome liaison groups with respect to the activities contemplated under this Agreement, and any other activities set forth in any Development Plan.

1.34 “Development Budget” shall mean the budget, established on a Calendar Year basis and reviewed and approved by the JAC, for activities within the Development Plan for conducting Development activities with respect to Product in the Field in the Territory, established on a Calendar Year basis by Sanofi for review and approval by the JAC.

1.35 “Development Plan” shall mean the written plan setting forth the studies and other activities to be performed by the Parties with respect to the Development of Product in the Field in the Territory, established by Sanofi and reviewed and approved by the JAC, as may be amended. A summary of the initial Development Plan has been separately delivered by letter as of the Execution Date.

1.36 “Development Term” shall mean the period during which the Parties are conducting studies and activities with respect to Product in the Field in the Territory under the Development Plan, commencing on the Effective Date and ending upon the completion of all studies and activities specified in the Development Plan or earlier termination of this Agreement.

1.37 “Device” shall mean any device through which a Formulation may be administered by inhalation, including the devices Controlled by the Licensors, such as the Dreamboat™, MedTone® and Cricket™ inhalers.

1.38 “Diabetes” shall mean diabetes mellitus, regardless of type.

1.39 “[…***…] shall mean, […***…].

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1.40 “Disclosing Party” shall have the meaning set forth in Section 8.1.

1.41 “Effective Date” shall have the meaning set forth in Section 15.16.

1.42 “Export Control Laws” shall mean all applicable laws and regulations relating to (a) sanctions and embargoes imposed by any governmental authority in the Territory or (b) the export or re-export of commodities, technologies, or services, including, but not limited to, the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended).

1.43 “FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.) as amended.

1.44 “FDA” shall mean the United States Food and Drug Administration, or any agency that is responsible for approving the sale of pharmaceutical products in the United States.

1.45 “Field” shall mean the prevention or treatment of diseases and other conditions in all indications in humans and animals.

1.46 “Filings” shall have the meaning set forth in Section 15.16.

1.47 “First Commercial Sale” shall mean, on a Competing Product-by-Competing Product and country-by-country basis, the first bona fide, arm’s length sale by, on behalf of or under the authority of Sanofi, its Affiliates or sublicensees to a Third Party, of Competing Product in a country in the Field in the Territory following receipt of Marketing Approval in such country. Sales of a Competing Product for registration samples, clinical trials, compassionate use, named patient use and inter-company transfers to Affiliates of a Party will not constitute a First Commercial Sale.

1.48 “Formulation” shall mean a formulation of an active pharmaceutical ingredient suitable for pulmonary administration based upon or incorporating the drug delivery technology Controlled by the Licensors that involves amorphous or crystalline diketopiperazine microparticles.

1.49 “[…***…] Milestone” shall mean […***…].

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[…***…] For the avoidance of doubt, if […***…].

1.50 “Governmental Authority” shall mean any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.51 “Government Health Care Program” shall mean the Medicare Part D Coverage Gap Discount program (as defined in 42 U.S.C. 1395w-114A, as amended), the Medicaid program (Title XIX of the Social Security Act), the Department of Veterans Affairs FSS Program, TRICARE, and the Public Health Service 340B Program, and any similar federal, state, and local governmental health care plans and programs.

1.52 “Government Health Care Program Contract” shall mean, with respect to Product, any agreements that are necessary to give effect to any Government Health Care Program (whether or not such agreements constitute “government contracts” as such term is used in connection with government procurement, e.g. 340B Pharmaceutical Pricing Agreements and Medicaid Drug Rebate Agreements).

1.53 “HSR Act” shall have the meaning set forth in Section 15.16.

1.54 “HSR Filing Date” shall have the meaning set forth in Section 15.16.

1.55 “ICH” shall mean the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.56 “IFRS” shall mean the international financial reporting standards.

1.57 “IND” shall mean an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §312 before commencement of clinical trials of a pharmaceutical product, including clinical trial applications, or any comparable filing with any Regulatory Authority in any country or jurisdiction in the Territory other than the United States.

1.58 “Indemnitee” shall have the meaning set forth in Section 11.3.

1.59 “Indemnitor” shall have the meaning set forth in Section 11.3.

1.60 “Information” shall mean all technical, scientific, marketing, financial, commercial and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs,

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apparatuses, prototypes, specifications, data, including raw data, results, customer lists, marketing materials, and other material, including: drug discovery and development technology; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.61 “Insulin” shall mean human insulin and analogs and derivatives thereof.

1.62 “[…***…] Milestone” shall mean […***…].

1.63 “[…***…] Milestone” shall mean […***…].

1.64 “Intervening Event” shall have the meaning set forth in Section 15.1.

1.65 “Inventions” shall mean any and all inventions, discoveries, improvements, processes and techniques invented in the course of performance of studies or activities contemplated by the Development Plan or this Agreement, whether or not patentable or included in any claim of Patents and Patent applications, constituting an improvement or line extension associated with Product.

1.66 “JAC” shall have the meaning set forth in Section 3.1(a).

1.67 “Joint Inventions” shall mean any and all Inventions invented by one or more employees or contractors of Sanofi or any of its Affiliates and one or more employees or contractors of the Licensors or any MannKind Affiliate.

1.68 “Joint Patents” shall mean all Patents claiming any Joint Invention.

1.69 “Losses” shall have the meaning set forth in Section 11.1.

1.70 “MAA” shall mean a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, Section 314.80, et seq., or comparable filing with any Regulatory Authority in any country or jurisdiction in the Territory other than the United States, and all amendments and supplements thereto, which is filed with the FDA, including all documents,

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data, and other information concerning a pharmaceutical product which are necessary for gaining Marketing Approval in the Territory.

1.71 “Major Market” shall mean any of the following countries: […***…].

1.72 “MannKind Affiliate” shall mean any Affiliate of the Licensors that is controlled (as such term is defined in Section 1.2) by any of the Licensors. For clarity, TICV and BV are MannKind Affiliates.

1.73 “MannKind Indemnitees” shall have the meaning set forth in Section 11.1.

1.74 “MannKind Know-How” shall mean all Information not included in the MannKind Patents Controlled by the Licensors or any MannKind Affiliate as of the Effective Date or during the Term that is necessary or useful for the Development, Manufacture, use or Commercialization of Product in the Field, including all such Information related to the design and utility of the Device and to the creation of a Formulation, and any replication or any part of such Information.

1.75 “MannKind Patents” shall mean all Patents Controlled by MannKind or any MannKind Affiliate as of the Effective Date or during the Term that claim or disclose Product or its components, or are necessary or useful for the Development, Manufacture, use or Commercialization of Product in the Field in the Territory, including all such Patents claiming or covering the design or utility of a Device or a Formulation, but excluding any Joint Patents. The MannKind Patents existing as of the Execution Date are listed in EXHIBIT C.

1.76 “MannKind Technology” shall mean all MannKind Know-How, MannKind Patents and MannKind’s or a MannKind Affiliate’s interest in Joint Patents and Joint Inventions.

1.77 “MannKind Trademarks” shall have the meaning set forth on EXHIBIT A.

1.78 “Manufacture” or “Manufacturing” shall mean all activities related to the manufacturing, packaging and supply of a pharmaceutical product, or any component thereof, including manufacturing product, components thereof or supplies for Development, clinical trials, and/or commercial sale; in-process and semi-finished product testing; release of product or any components thereof; quality assurance activities related to manufacturing and release of product; ongoing stability tests and regulatory activities related to any of the foregoing, and packaging of products ready for distribution and sale.

1.79 “Marketing Approval” shall mean all approvals, licenses, registrations or authorizations of Regulatory Authorities in a country necessary for the Manufacture, use, storage and Commercialization of Product in such country. For countries where governmental approval is required for pricing or reimbursement for Product to be reimbursed by national health insurance (or its local equivalent), “Marketing Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained.

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1.80 “Master Files” shall mean all drug master files and device master files relating to Product filed or that may be filed with any Regulatory Authority in any country or jurisdiction in the Territory.

1.81 “Materials” shall have the meaning set forth in Section 4.5.

1.82 “NDC” shall have the meaning set forth in Section 13.3(c).

1.83 “Net Sales” shall mean, with respect to a Product for any period, the gross amount billed or invoiced by Sanofi or its Affiliates for the sale of a Product to Third Parties, less the following deductions from such gross amounts, solely to the extent allocable to such Product and actually incurred, allowed or accrued (and not previously deducted in calculating the amount invoiced):

(a) normal and customary trade, quantity and prompt settlement discounts (including chargebacks and allowances) actually allowed;

(b) amounts repaid or credited by reason of rejection, return or recall of Product;

(c) rebates or bona fide retroactive price reductions;

(d) freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced;

(e) customs and excise duties and other taxes or duties related to the sales to the extent that such items are included in the gross amount invoiced;

(f) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration, federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;

(g) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such product; and

(h) bad debts and uncollectable invoiced amounts relating to sales of Product that are actually written off in accordance with IFRS, consistently applied throughout Sanofi and its Affiliates, provided that any such amounts subsequently collected will be included in Net Sales.

For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Product for pre-clinical or clinical purposes, compassionate use or as samples, in each case, without charge. Sanofi’s or its Affiliates’ transfer of any Product to an Affiliate or sublicensee shall not result in any Net Sales unless the transferee is an end user. In the event of any sale or other disposition of a Product for any consideration other than exclusively monetary consideration on bona fide arm’s-length terms, then for purposes of calculating Net Sales under this Agreement, such Product shall

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be deemed to be sold exclusively for money at the weighted (by sales volume) average sale price of such Product in bona fide arm’s-length transactions (when sold alone, and not with other products) during the applicable Calendar Quarter in the country in which such sale or other disposition occurred.

To the extent that Sanofi or its Affiliate provides to any Third Party purchaser of Product rebates, discounts or other forms of reimbursements within the permissible deductions described in clauses (a), (c) and (f) above that, in each case, are applicable both to Product and one or more other products, such rebates, discounts and reimbursements shall be allocated (for purposes of the deductions used in calculating Net Sales as above) between the Product and such other product(s) in a manner such that the reimbursements, discounts and reimbursements allocated to the Product are the lesser of: (x) a pro rata allocation between the Product and such other product(s) that does not unfairly or inappropriately bias the level of discounting against the Product (as compared to the other product(s)), or (y) the weighted average of rebates, discounts and reimbursements that are granted by Sanofi or its Affiliate with respect to Product (during the applicable Calendar Quarter) when Product is sold outside of any such arrangement.

All adjustments for any of clauses (a) to (h) above will be made in a manner consistent with adjustments applied to comparable products of Sanofi and its Affiliates and will not be applied disproportionately with respect to Product. In no event shall any particular amount described in clauses (a) to (h) above, be deducted more than once in calculating Net Sales (i.e., no double-counting of deductions), and no such amount deducted in calculating Net Sales shall be considered an Allowable Expense.

Except as expressly set forth above in this Section 1.83, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Sanofi and its Affiliates, consistently applied across all comparable products of Sanofi and its Affiliates, which must be in accordance with IFRS.

1.84 “Notice Period” shall have the meaning set forth in Section 12.2(a).

1.85 “Partial Termination” shall have the meaning set forth in Section 13.1.

1.86 “Party” shall mean the Licensors (considered together as one “Party”) or Sanofi individually, and “Parties” shall mean the Licensors (considered together as one “Party”) and Sanofi collectively.

1.87 “Patent(s)” shall mean (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

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1.88 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.

1.89 “PHSA” shall have the meaning set forth in Section 9.8(a).

1.90 “Platform MannKind Patent” shall mean any MannKind Patent that is not a Product-Specific MannKind Patent. The Platform MannKind Patents in existence as of the Execution Date are identified in EXHIBIT C. The categorization of any future MannKind Patent as a Platform MannKind Patent shall be determined in good faith by mutual agreement of the Parties.

1.91 “Product” shall mean any product in a form suitable for human applications consisting of (a) a Formulation that contains Insulin as the sole active pharmaceutical ingredient, without any other active ingredients, for use in a Device, (b) a Device, but only to the extent that it is sold (or intended to be sold) for use with such a Formulation described in clause (a), or (c) both a Device and such a Formulation described in clause (a) for use together, in each case, including all improvements thereof. For clarification, Product shall not include a Device to the extent that it is sold (or intended to be sold) for administration of a Formulation that contains an active pharmaceutical ingredient other than solely Insulin.

1.92 “Product-Specific MannKind Patent” shall mean a MannKind Patent that claims or covers no other product or product candidate in addition to Product. The Product-Specific MannKind Patents in existence as of the Execution Date are identified in EXHIBIT C. The categorization of any future MannKind Patent as a Product-Specific MannKind Patent shall be determined in good faith by mutual agreement of the Parties.

1.93 “Profit” shall have the meaning set forth on EXHIBIT B hereto.

1.94 “Public Official or Entity” shall mean (a) any officer, employee (including physician, hospital administrator, or other healthcare professional), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including, but not limited to, any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

1.95 “Receiving Party” shall have the meaning set forth in Section 8.1.

1.96 “Regulatory Authority” shall mean any Governmental Authority whose review or approval is necessary for the Manufacture, packaging, use, storage and Commercialization of Product in a given country in the Territory. Where governmental approval is required for pricing or reimbursement for Product to be reimbursed by national health insurance (or its local equivalent), “Regulatory Authority” shall also include any Governmental Authority whose review or approval of pricing or reimbursement is required.

1.97 “Regulatory Filing” shall mean all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority necessary for the

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Development, Manufacture or Commercialization of the Product, including any INDs, MAAs and Marketing Approvals, excluding Master Files.

1.98 “Responsible Party” shall mean the Party designated as responsible for conducting the applicable clinical or non-clinical studies or other activities under the Development Plan or designated by the JAC as responsible for filing and securing Marketing Approval for Product in the Field in the Territory, as applicable.

1.99 “Sanofi Indemnitees” shall have the meaning set forth in Section 11.2.

1.100 “Sanofi Know-How” shall mean all Information that (a) is Controlled by Sanofi or any of its Affiliates as of the Effective Date or during the Term and (b) is necessary or useful for the Development, Manufacture, use or Commercialization of Product in the Field, expressly excluding any Know-How pertaining to the Manufacture of Insulin.

1.101 “Sanofi Patents” shall mean all Patents Controlled by Sanofi or any of its Affiliates as of the Effective Date or during the Term that are necessary for, or useful for and actually used in, the Development, Manufacture, use or Commercialization of Product in the Field, but excluding any Joint Patents.

1.102 “Sanofi Technology” shall mean all Sanofi Know-How, Sanofi Patents and Sanofi’s or its Affiliate’s interest in Joint Patents and Joint Inventions.

1.103 “SEC” shall mean the U.S. Securities and Exchange Commission, or any successor agency.

1.104 “Service Provider” shall mean any Third Party service provider such as a contract research organization, clinical research organization, contract manufacturing organization, consultant, subcontractor or other independent contractor performing on behalf of a Party such Party’s obligations under this Agreement, but excluding any Third Party to whom a sublicense or license under any MannKind Technology, MannKind Trademarks or Sanofi Technology is granted.

1.105 “Standstill Period” shall have the meaning set forth in Section 15.12.

1.106 “Supply Agreement” shall mean that certain Supply Agreement, effective as of the Effective Date, by and between MannKind and Sanofi-Aventis Deutschland GmbH.

1.107 “Term” shall have the meaning set forth in Section 12.1.

1.108 “Terminated Country” shall have the meaning set forth in Section 13.1.

1.109 “Territory” shall mean all countries of the world, excluding any Terminated Country.

1.110 “Third Party” shall mean any Person other than the Licensors, Sanofi and their respective Affiliates.

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1.111 “Third Party Claims” shall have the meaning set forth in Section 11.1.

1.112 “United States” or “U.S.” shall mean the United States of America, including its territories and possessions and the District of Columbia.

1.113 “Wind-down Period” shall mean any period after the date of termination of this Agreement during which, pursuant to Section 13.3(a), Sanofi is required to continue to perform certain activities.

1.114 “Withdrawal Notice” shall have the meaning set forth in Section 3.4.

ARTICLE 2

GRANT OF LICENSE

2.1 Development Licenses. Subject to the terms and conditions of this Agreement: (a) the Licensors hereby grant to Sanofi an exclusive (except as to MannKind with respect to Development activities to be performed by MannKind pursuant to the Development Plan and subject to the rights reserved by the Licensors pursuant to Section 2.5), worldwide, royalty-free license, with the right to grant sublicenses as provided in Section 2.4, under the MannKind Technology to Develop Product in the Field in accordance with this Agreement; and (b) Sanofi hereby grants to the Licensors a non-exclusive, worldwide, royalty-free license under the Sanofi Technology as is necessary solely for the Licensors to Develop Product in the Field in accordance with this Agreement.

2.2 Commercialization License. Subject to the terms and conditions of this Agreement, the Licensors hereby grant to Sanofi an exclusive, payment-bearing license, with the right to grant sublicenses as provided in Section 2.4, under the MannKind Technology to (a) Manufacture and have Manufactured Product in the Field in the Territory, subject to the terms of and as permitted by the Supply Agreement, and (b) use, Commercialize and have Commercialized Product in the Field in the Territory. The license granted in this Section 2.2 shall be exclusive even as to the Licensors, subject to the rights reserved by the Licensors pursuant to Section 2.5.

2.3 License to MannKind Trademarks. Subject to the terms and conditions of this Agreement, MannKind grants Sanofi the license to the MannKind Trademarks on the terms set forth in EXHIBIT A.

2.4 Sublicenses. Sanofi shall have the right to grant sublicenses of the rights granted to it under this Article 2 to any of its Affiliates or Third Parties for the purposes of Development, regulatory, Manufacture and Commercialization activities with respect to Product in the Field in the Territory; provided, however, that (a) the prior written consent of MannKind shall be required for sublicenses to any Third Party that include a right of Commercialization in any or all of the Major Markets, such consent not to be unreasonably withheld, conditioned or delayed, and (b) the prior approval of the JAC shall be required for sublicenses to any Third Party that include a right of Commercialization outside the Major Markets. Any sublicense shall be in writing and

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on substantially the same (or narrower) license terms as those contained in this Agreement (except that such sublicensee shall not have the right to further sublicense). Sanofi shall be responsible for the acts or omissions of its sublicensees in exercising rights under the sublicense which would constitute a breach hereunder.

2.5 Reserved Rights; No Implied Licenses. Except for the rights and licenses expressly granted in this Agreement, the Licensors retain all rights under their respective intellectual property, including the MannKind Technology and MannKind Trademarks, and Sanofi retains all rights under its intellectual property, including the Sanofi Technology, and no rights shall be deemed granted by one Party to the other Party by implication, estoppel or otherwise. Without limiting the foregoing, the Licensors reserve and retain the right under the MannKind Technology, subject to the terms and conditions of this Agreement (i) to perform Development under the Development Plan pursuant to Article 4, (ii) to Manufacture, have Manufactured and supply Product to Sanofi pursuant to Section 5.2 and the Supply Agreement and (iii) to submit, obtain and maintain Master Files.

2.6 Sanofi Acknowledgment and Negative Covenant.

(a) Sanofi hereby acknowledges that the licenses granted by the Licensors to Sanofi under the MannKind Technology pursuant to this Agreement are expressly limited to the Development, Manufacture and Commercialization of Product in the Field in the Territory.

(b) Sanofi hereby covenants, on behalf of itself and its Affiliates, that neither Sanofi nor any of its Affiliates will: (i) either during or after the Term, infringe any MannKind Patents; (ii) either during, or within the first ten (10) years after the end of, the Term, use any MannKind Know-How (other than MannKind Know-How that is or becomes generally available to the public or otherwise part of the public domain other than through any act or omission of Sanofi or any of its Affiliates in breach of this Agreement) outside the scope of the licenses granted hereunder; or (iii) license or authorize any Third Party to engage in any of the actions described in the preceding clauses (i) and (ii) of this Section 2.6(b).

2.7 […***…] Product.

(a) During the Term, if any of the Licensors or any MannKind Affiliate proposes to grant any Third Party (which, solely for purposes of this Section 2.7, shall mean any Person other than a MannKind Affiliate), a license or other rights to develop or commercially exploit any product […***…] (each, a “[…***…] Product”), then, prior to granting any such license or other rights, MannKind shall so notify Sanofi in writing and shall promptly establish and provide Sanofi with access to an electronic data room containing any study results and data generated by or on behalf of the Licensors or MannKind Affiliates with respect to such […***…] Product (the “Data Room”). Subject to the terms and conditions of this Agreement, MannKind hereby grants to Sanofi, during the […***…]-day period beginning on the date the Data Room is first accessible by Sanofi (the “Initial Election Period”), the first right to negotiate with the Licensors for the grant to Sanofi or any of its Affiliates of a license under all intellectual property of the Licensors or the MannKind

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Affiliates pertaining to such […***…] Product (a “Transaction”), and the Licensors agree not to grant and cause the MannKind Affiliates not to grant any Third Party access to the Data Room, or a license or other rights to develop or commercially exploit such […***…] Product during the Initial Election Period.

(b) If Sanofi or any of its Affiliates is interested in negotiating a Transaction with the Licensors, then Sanofi shall so notify the Licensors in writing prior to expiration of the Initial Election Period (such notice, an “Indication of Interest”). If Sanofi delivers an Indication of Interest to the Licensors prior to expiration of the Initial Election Period, then Sanofi shall have an additional
[…***…] days from expiration of the Initial Election Period (the “Due Diligence Period”) in which to complete due diligence regarding the […***…] Product and, if Sanofi or any of its Affiliates in good faith wishes to negotiate with the Licensors regarding a Transaction, to deliver to the Licensors a written non-binding offer letter setting forth the principal terms and conditions upon which Sanofi or its Affiliate would be willing to enter into such Transaction (an “NBO”). If Sanofi delivers an NBO to the Licensors prior to expiration of the Due Diligence Period, then the Parties shall negotiate in good faith a definitive agreement regarding the Transaction for up to an additional […***…] days from expiration of the Due Diligence Period (the “Negotiation Period”); provided, however, that the Licensors shall have no obligation to enter into a Transaction with Sanofi or its Affiliates.

(c) If Sanofi (whether on its own behalf or on behalf of its Affiliate) (i) fails to deliver an Indication of Interest to the Licensors prior to expiration of the Initial Election Period, or (ii) delivers an Indication of Interest prior to expiration of the Initial Election Period but fails to deliver an NBO to the Licensors prior to expiration of the Due Diligence Period, or (iii) delivers an Indication of Interest prior to expiration of the Initial Election Period and an NBO prior to expiration of the Due Diligence Period, but the Parties have not entered into a definitive agreement for a Transaction prior to expiration of the Negotiation Period, then, in each case, upon the expiration of the Initial Election Period, Due Diligence Period or Negotiation Period, respectively, the Licensors shall be free to grant one or more Third Parties a license or other right to develop or commercially exploit a […***…] Product, without further obligation to Sanofi (or any of its Affiliates), provided that, for a period of […***…] months following the expiration of the Initial Election Period, the Due Diligence Period or the Negotiation Period, as applicable, the Licensors shall not grant any such license or other right to any Third Party on terms that are materially less favorable, taken as a whole, to the Licensors than the terms last offered by Sanofi to the Licensors during the Parties’ negotiations. If the Licensors have not entered into a definitive agreement with a Third Party granting a license or other right to develop or commercially exploit a […***…] Product within such […***…] month period pursuant to the foregoing sentence, Sanofi’s rights under this Section 2.7 and all applicable time periods for exercise of such rights shall reset, provided that the Negotiation Period shall be an additional […***…] days from expiration of the Due Diligence Period.

(d) For the avoidance of doubt, nothing in this Section 2.7 shall be construed to give Sanofi or any of its Affiliates any rights whatsoever with respect to any proposed sale of all or substantially all of the business or assets of the Licensors, or of a substantial portion of the business or assets of the Licensors that relates to two or more bona fide development programs

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or products of the Licensors, including […***…] Products, in each case, whether by merger, sale of stock, sale of assets or otherwise.

2.8 Covenants.

(a) MannKind Non-Compete. During the Term, the Licensors covenant to Sanofi that the Licensors and MannKind Affiliates shall not either themselves or with, for the benefit of, or sponsored by any Third Party, (i) conduct any activity directed to the Development (mutatis mutandis) or registration of a Competing Product in the Territory, (ii) Manufacture a Competing Product that is intended for sale in the Territory, (iii) Commercialize (mutatis mutandis) a Competing Product in the Territory, or (iv) license or authorize, under any MannKind Technology, MannKind Trademarks or Data, any entity other than a MannKind Affiliate to engage in any of the activities described in the preceding clauses (i), (ii) and (iii).

(b) Sanofi Non-Compete. During the Term, Sanofi covenants to the Licensors that Sanofi and its Affiliates shall not either themselves or with, for the benefit of, or sponsored by any Third Party, (i) conduct any activity directed to the Development (mutatis mutandis) or registration of a Competing Product in the Territory, (ii) Manufacture a Competing Product that is intended for sale in the Territory, (iii) Commercialize (mutatis mutandis) a Competing Product in the Territory, or (iv) license, sublicense or authorize, under any MannKind Technology, MannKind Trademarks, Sanofi Technology or Data, any Third Party to engage in any of the activities described in the preceding clauses (i), (ii) and (iii). Notwithstanding the foregoing:

(i) Starting on the fifth (5th) anniversary of the Effective Date, Sanofi may, at its sole cost and expense, Develop (mutatis mutandis) internally at Sanofi or one of its Affiliates a Competing Product generated solely from Sanofi’s or its Affiliate’s internal research efforts; provided, however, that Sanofi and its Affiliates shall not use any MannKind Technology in connection therewith. For the avoidance of doubt, Sanofi shall bear all costs and expenses of Development (mutatis mutandis) of such Competing Product and such costs and expenses shall not be Allowable Expenses and shall not otherwise be subject to EXHIBIT B, except to the extent incurred after the First Commercial Sale of such Competing Product pursuant to approval by the JAC in accordance with the immediately succeeding sentence. The Commercialization (mutatis mutandis) of any such Competing Product during the Term shall require the prior written approval of the JAC. Upon approval by the JAC of such Commercialization, (A) subject to EXHIBIT B, Sanofi shall bear all Commercialization costs and expenses with respect to any such Competing Product, (B) except as expressly set forth below, such Competing Product shall be deemed a “Product” for purposes of Section 6.3 and EXHIBIT B, and (C) payment of Allowable Expenses and calculation and sharing of Profit and Loss with respect to such Competing Product shall be subject to EXHIBIT B; provided, however, that no Development Costs (mutatis mutandis) incurred prior to the First Commercial Sale of such Competing Product shall be included in Allowable Expenses or in the calculation of Profit or Loss.

(ii) Starting on the tenth (10th) anniversary of the Effective Date, Sanofi may in-license or acquire a Competing Product from a Third Party and the Development (mutatis mutandis) and Commercialization (mutatis mutandis) of such in-licensed or acquired

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Competing Product shall not be governed by the terms of this Agreement. For clarity, Sanofi shall be exclusively responsible for any and all costs and expenses with respect to such Development (mutatis mutandis) and Commercialization (mutatis mutandis) and all costs and expenses with respect to such Development (mutatis mutandis) and Commercialization (mutatis mutandis) and, as between the Parties, shall be entitled to all revenues with respect to such Competing Product.

(c) Acknowledgment. The Parties acknowledge (i) that this Section 2.8 has been negotiated by the Parties, (ii) the geographical and time limitations on activities contained in this Section 2.8 are reasonable, valid and necessary for the adequate protection of the Product business, and (iii) that the Parties would not have entered into this Agreement without the protection afforded by this Section 2.8. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the restrictions set forth in this Section 2.8 are too broad or are otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope, or field, the court is hereby requested and authorized by the Parties to revise the foregoing restrictions to include the maximum restrictions allowable under Applicable Law.

(d) Acquiring Party Business Combination. Neither Party shall be in breach of the provisions of Section 2.8 by reason of its acquisition of a Third Party or its assets or by a Third Party if: (a) within sixty (60) days following the closing of such acquisition, the acquiring Party (or acquiring Third Party) commits in writing to the other Party that such acquirer will promptly divest itself of the Competing Product of such Third Party (whether through sale of business or assets or discontinuation of all activities with respect to the Competing Product); and (b) such divestiture is completed within twelve (12) months after the closing of such acquisition.

ARTICLE 3

GOVERNANCE

3.1 Joint Afrezza Committee.

(a) Establishment. Within 30 days following the Effective Date, MannKind and Sanofi shall establish a Joint Afrezza Committee (the “JAC”) to oversee, review and coordinate the activities of the Parties under this Agreement with regard to the Development, regulatory and other activities relating to Product in the Field in the Territory.

(b) Membership. Subject to Section 3.4, the JAC shall be composed of eight members (or such other even number agreed to in writing by the Parties so long as each Party has an equal number of members on the JAC). One-half of the total number of members on the JAC shall be nominated by MannKind and one-half of the total number of members on the JAC shall be nominated by Sanofi, which members shall be employees of the applicable Party with the requisite experience and seniority to make decisions on behalf of the Parties with respect to responsibilities within the jurisdiction of the JAC. Each Party will notify the other Party of its initial JAC members within 30 days after the Effective Date. Each Party shall designate one of its representatives on the JAC as the co-chair of the JAC, whose roles shall be to convene and

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preside at meetings of the JAC, but the co-chairs shall not be entitled to prevent items from being discussed or, subject to Section 3.1(f), to cast any tie-breaking vote. Each Party may change its JAC members at any time by written notice to the other Party. Any member of the JAC may designate a substitute to attend and perform the functions of that member at any meeting of the JAC.

(c) Meetings. The JAC will hold meetings at such frequency as determined by the JAC members, but no less than once per Calendar Quarter. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the Parties; provided, that at least one JAC meeting per year shall be held in person and the location of such in-person meeting shall alternate between MannKind’s and Sanofi’s offices, unless the Parties otherwise agree. Each Party may invite a reasonable number of non-member, non-voting representatives of such Party to attend meetings of the JAC. Minutes will be kept of all JAC meetings and will reflect material decisions made at such meetings. The responsibility to prepare minutes of JAC meetings will be Sanofi’s. Meeting minutes will be sent to each member of the JAC for review and approval promptly following each meeting. Minutes will be deemed approved unless a member of the JAC objects to the accuracy of such minutes within 15 days of receipt. Any costs and expenses incurred by a Party related to a JAC meeting, including, if applicable, travel and/or telecommunication expenses, shall be borne by such Party.

(d) JAC Responsibilities. The JAC shall have the following responsibilities:

(i) providing a forum for the Parties to exchange information and coordinate their respective activities with respect to Development, regulatory and Manufacturing matters pertaining to Product in the Territory;

(ii) reviewing and approving the Development Plan and material changes to the Development Plan, including any Development Budget (which Budget shall be reviewed and approved on an annual basis);

(iii) reviewing and approving the regulatory strategy for Product in the Territory;

(iv) reviewing and approving Commercialization Plan(s), Commercialization Budget(s), and updates and amendments thereto;

(v) reviewing and approving revisions to the Paid Price set forth in the Supply Agreement;

(vi) providing a forum for discussion as to whether the content of a Commercialization Plan (or any such plan as proposed to be updated or amended) is sufficient to satisfy Sanofi’s obligations to use Commercially Reasonable Efforts in accordance with Section 5.1(c);

(vii) receiving periodic updates on material Development and regulatory activities conducted or proposed to be conducted with respect to Product in the Territory, including the submission and prosecution of applications for Marketing Approval;

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(viii) reviewing safety and compliance reports for Product in the Territory;

(ix) overseeing the activities managed by the Manufacturing working group of the JAC as described in Section 3.1(e);

(x) providing a forum for coordinating the Parties’ activities in response to crises with respect to Product, including unexpected disruptions to the supply of Product, safety issues, and recalls or withdrawals of Product;

(xi) establishing and overseeing working groups of the JAC as necessary to implement the responsibilities delegated to the JAC pursuant to this Agreement or by written agreement of the Parties;

(xii) reviewing and approving potential sublicensees outside the Major Markets;

(xiii) reviewing and approving the filing of an IND for Product using an amorphous Formulation; and

(xiv) making such other decisions as may be delegated to the JAC pursuant to this Agreement or the Supply Agreement or by written agreement of the Parties.

(e) Working Groups of the JAC. From time to time, the JAC may establish working groups to oversee particular projects or activities within the scope of authority of the JAC, as it deems necessary or advisable. Each working group shall consist of such number of representatives of each Party as the JAC determines is appropriate from time to time and shall meet with such frequency as the JAC shall determine. All decisions of each working group shall be made by unanimous vote or written consent, with the MannKind members of the working group collectively having one vote and the Sanofi members of the working group collectively having one vote in all decisions of the working group. If, with respect to a matter that is subject to a working group’s decision-making authority, the working group cannot reach agreement, the matter shall be referred to the JAC, which shall resolve such matter in accordance with Section 3.1(f). The Manufacturing working group of the JAC shall be responsible for (i) overseeing the forecasting, Manufacture and supply of Product, and any regulatory activities with respect thereto, and (ii) discussing and overseeing the Parties’ efforts to reduce Cost of Goods and approving in advance any costs to be incurred by MannKind for such efforts.

(f) JAC Decision-Making. All decisions within the authority of the JAC shall be made by unanimous vote or written consent, with the MannKind members of the JAC collectively having one vote and the Sanofi members of the JAC collectively having one vote in all decisions of the JAC. The members of the JAC shall use reasonable efforts to reach agreement on all matters. If, despite such efforts, agreement on a particular matter cannot be reached by the JAC within 15 days after the JAC first considers such matter (or such shorter or longer time as may be agreed by the Parties), then either Party may, by written notice to the other Party, have such matter referred to, on behalf of MannKind, the President of MannKind and, on

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behalf of Sanofi, the Senior Vice President – Global Diabetes of Sanofi. Such executives shall use reasonable efforts to resolve the matter referred to them within 10 days after such referral. If, despite such efforts, such executives are unable to resolve such matter within 10 days after such referral (or such shorter or longer time as may be agreed by the Parties), then the Sanofi co-chair on the JAC shall have the right to make the final decision with regard to the disputed matter following good faith consideration of MannKind’s comments, subject to Section 3.4 and provided that the Sanofi co-chair on the JAC shall not have power to resolve a dispute: (i) in a manner that would require MannKind to perform activities (A) for which Sanofi will not reimburse MannKind’s costs (except as expressly set forth in this Agreement or the Supply Agreement) or (B) which MannKind has not agreed to perform as set forth in this Agreement or otherwise in writing; (ii) in a manner that would conflict with the terms of this Agreement or the Supply Agreement, including all Exhibits and Schedules hereto and thereto; (iii) by unilaterally determining that it has fulfilled any diligence obligations hereunder; (iv) in a manner that would modify or increase MannKind’s responsibilities under the Development Plan; or (v) regarding changes to any Budget, except as may be required to reflect activities required by a Regulatory Authority or Applicable Laws. For all purposes under this Agreement, any decision made pursuant to this Section 3.1(f) shall be deemed to be the decision of the JAC.

3.2 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (the “Alliance Manager”). Each Alliance Manager shall be permitted to attend meetings of the JAC. The Alliance Managers shall be the primary contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party.

3.3 Scope of Governance. Notwithstanding the creation of the JAC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JAC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly agree in writing. The JAC shall not have the power to amend or modify this Agreement, and no decision of the JAC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JAC are only those specific issues that are expressly provided in this Agreement to be decided by the JAC. Any dispute regarding the interpretation of this Agreement or any alleged breach of this Agreement will be resolved in accordance with the terms of Article 14.

3.4 Withdrawal from the JAC. At any time during the Term and for any reason, MannKind shall have the right to withdraw from the JAC upon written notice to Sanofi, which notice shall be effective immediately upon receipt (“Withdrawal Notice”). Following the issuance of a Withdrawal Notice and subject to this Section 3.4, the JAC shall be suspended and Sanofi shall have the right to make the final decision on all matters within the scope of authority of the JAC. If, at any time, following the issuance of a Withdrawal Notice, MannKind wishes to resume participation in the JAC, MannKind shall notify Sanofi in writing and, thereafter, MannKind’s representatives to the JAC, shall be entitled to attend any subsequent meeting of the

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JAC, and to participate in the activities of, and decision-making by the JAC as provided in this Article 3 as if a Withdrawal Notice had not been issued by MannKind.

ARTICLE 4

DEVELOPMENT AND REGULATORY ACTIVITIES

4.1 Development Activities.

(a) Development Responsibility. Sanofi shall have the exclusive right and responsibility to Develop Product in the Field in the Territory during the Term (other than the Development activities assigned to MannKind by the JAC in the Development Plan), subject to the terms and conditions of this Agreement and in accordance with a Development Plan established by Sanofi and approved by the JAC, which shall specify the Development activities to be performed by or on behalf of the Parties, and shall set forth a proposed Development Budget for such activities. Subject to EXHIBIT B, each Party shall be responsible for bearing the costs and expenses of the Development activities assigned to such Party in the Development Plan; provided, however, that prior to the filing of an IND in respect of an amorphous Formulation, MannKind shall be solely responsible for the expenses associated with the Development of such Formulation and such expenses shall not be considered Allowable Expenses for purposes of EXHIBIT B, but all expenses associated with the Development of an amorphous Formulation incurred after the filing of such IND shall be considered Allowable Expenses for purposes of EXHIBIT B. The Development Plan shall be subject to the terms and conditions of this Agreement, in addition to the specific details set forth in the Development Plan. To the extent any terms or provisions of a Development Plan conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control. Any changes to the Development Plan shall be in writing and approved by the JAC.

(b) Development Budget. Each Development Budget shall set forth the budget associated with the various Development activities to be performed under the Development Plan. Each Party shall, on an annual basis during the fourth Calendar Quarter of each Calendar Year during the Development Term, prepare and submit to the JAC for review, discussion and approval a draft Development Budget for activities planned to be performed by such Party under the Development Plan during the forthcoming Calendar Year. Subject to Section 3.1(f), the JAC shall have the right to amend each annual Development Budget from time to time. In the event that any Regulatory Authority requires a modification to any Development Plan, the JAC may not limit or prevent any corresponding revision to a Development Budget as necessary to accommodate and comply with such Regulatory Authority requirements. The Development Budget for the initial Development Plan shall be submitted to the JAC concurrently therewith.

(c) Conduct of Development Activities. All Development activities in support of Product in the Field in the Territory will be conducted by or on behalf of the Parties in accordance with the Development Plan and the other provisions of this Agreement. Each Party shall conduct those activities for which it is the Responsible Party under the Development Plan in compliance in all material respects with all Applicable Laws and in accordance with good

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scientific and clinical practices, applicable under the Applicable Laws of the country in which such activities are conducted.

(d) Information Regarding Development Activities. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for Patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such Party in the performance of its Development activities under this Agreement. Each Party shall keep the JAC appropriately informed of the status of studies and other activities with respect to Product in the Field in the Territory conducted under the Development Plan. Upon request by the JAC, without limiting the foregoing, each Party shall promptly provide the JAC with summaries in reasonable detail of all Data and results generated or obtained in the course of such Party’s performance of studies and activities under the Development Plan.

4.2 Regulatory Activities.

(a) Regulatory Strategy. Sanofi shall be solely responsible for developing the regulatory strategy for Product in the Field in the Territory for review and approval by the JAC. Such strategy shall include the strategy with respect to any data, market or other regulatory exclusivity periods that may be applicable to Product in the Field in the Territory, including with respect to any such periods listed in the FDA’s Orange Book.

(b) Regulatory Responsibilities. Within 30 days after the Effective Date, MannKind will transfer to Sanofi the MAA and, at Sanofi’s option, the IND for Product in the Field in the United States to enable Sanofi to manage the Commercialization and any additional Development of Product in the Field in the United States and Sanofi shall thereafter be responsible with respect to filing for, obtaining and maintaining Marketing Approval for Product in the Field in the United States with oversight by the JAC. Sanofi shall be responsible with respect to filing for, obtaining and maintaining Marketing Approval for Product in the Field in all other countries in the Territory with oversight by the JAC. Subject to EXHIBIT B, Sanofi shall be responsible for bearing the costs and expenses associated with performing the activities contemplated by this Section 4.2(b).

(c) Conduct of Regulatory Activities. All regulatory activities with respect to Product in the Field in the Territory will be conducted by or on behalf of Sanofi in accordance with the provisions of this Agreement and the regulatory strategy developed by Sanofi and approved by the JAC; provided, however, that MannKind reserves the exclusive right, as manufacturer of Product, to submit, obtain and maintain Master Files in MannKind’s name in the Territory, provided, further, that, solely to the extent and for so long as the licenses granted by the Licensors to Sanofi under Sections 2.1 and 2.2 remain in full force and effect, Sanofi shall have the irrevocable right to refer to the Master Files with respect to the Product in the Territory solely for the purposes of (i) Developing Product in the Field in accordance with this Agreement, (ii) Manufacturing and having Manufactured Product in the Field in the Territory, subject to the terms of and as permitted by the Supply Agreement, and (iii) using, Commercializing and having Commercialized Product in the Field in the Territory. For the avoidance of doubt, and notwithstanding the foregoing or any other provision of this Agreement to the contrary, Sanofi

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shall have no right to refer to the Master Files with respect to the Product in the Territory for the purpose of developing, manufacturing, having manufactured, using, commercializing or having commercialized any Competing Product. Sanofi shall conduct those regulatory activities in compliance in all material respects with all Applicable Laws. Sanofi shall use Commercially Reasonable Efforts to file for, obtain and maintain Marketing Approvals for Product in the Field in all Major Markets and all
[…***…] Countries, it being understood that the application of Commercially Reasonable Efforts may include a consideration of
[…***…] and may result in Sanofi deciding not to pursue or maintain Marketing Approval in a particular Major Market or […***…] Country. From time to time after the […***…] anniversary of the Effective Date, at MannKind’s request, Sanofi shall present an analysis to the JAC of the commercial viability of Product in countries in the Territory that are not Major Markets or […***…] Countries and where Sanofi has not at such time filed for or obtained Marketing Approvals for Product in order to assess the opportunities for sublicensing or otherwise Commercializing Product in such countries, it being understood that MannKind can request such analysis for no more than one such country per Calendar Quarter. MannKind acknowledges and agrees that, irrespective of the results of such analysis, Sanofi shall have no obligation to take any efforts to file for, obtain or maintain Marketing Approvals for Product in the Field in any such country. For the avoidance of doubt, all expenses associated with any such analysis requested by MannKind shall be considered Allowable Expenses for purposes of EXHIBIT B.

(d) Data. All Data generated by or on behalf of a Party or the Parties shall be owned jointly by MannKind and Sanofi. MannKind shall have the right to use, make reference to and incorporate the Data in regulatory filings with regulatory authorities for products (other than Product and Competing Products) outside of the field of Diabetes without Sanofi’s consent and without obligation to Sanofi. Should MannKind wish to use, make reference to or incorporate the Data in regulatory filings with regulatory authorities for products (other than Product) in the field of Diabetes, MannKind shall obtain the prior written consent of Sanofi prior to such use, reference to or incorporation of the Data, which Sanofi may grant or withhold in its sole discretion. Sanofi shall have the right to use, make reference to and incorporate the Data in regulatory filings with regulatory authorities for products in the Field without MannKind’s consent and without obligation to MannKind.

(e) Regulatory Reporting. During the Term, Sanofi will keep MannKind updated regarding all Regulatory Filings and, upon request, shall (i) provide MannKind with copies of all submissions to Regulatory Authorities related to the Manufacture or Commercialization of Product (other than ministerial submissions which do not involve safety or efficacy issues), and (ii) promptly disclose to MannKind all Regulatory Filings, and any Data included or referenced therein, made by or on behalf of Sanofi, with respect to Product in the Field in the Territory. During the Term, MannKind will keep Sanofi updated regarding any submission with respect to the Master Files related to the Product and, upon request, shall (i) provide Sanofi with copies of all submissions to Regulatory Authorities related to such Master Files, and (ii) promptly disclose to Sanofi all such Master Files, and any Data included or referenced therein. Each Party will notify the other Party promptly (and in any event within two Business Days) of its receipt of information from any Governmental or Regulatory Authority, that: (A) raises any material concerns regarding the safety or efficacy of Product or would affect

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Product labeling, (B) indicates a potential material liability for either Party arising in connection with Product, or (C) is reasonably likely to lead to a recall or market withdrawal of Product.

(f) Device Vigilance; Pharmacovigilance. Representatives from competent departments of each Party shall, within three (3) months following the Effective Date, negotiate and implement detailed device vigilance and/or pharmacovigilance agreement(s) or safety data exchange procedures defining the respective responsibilities of the Parties to ensure worldwide safety surveillance of Product and to comply with all applicable device and safety reporting obligations as amended from time to time. Such agreement(s) shall be on terms no less stringent than those required by ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to Product worldwide within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data. Notwithstanding the foregoing, the Licensors shall reasonably assist Sanofi during the term of this Agreement to answer any query of Sanofi or any Regulatory Authority in the Territory.

(g) Cooperation. Sanofi shall, at MannKind’s request, reasonably cooperate with MannKind by (i) updating MannKind on a regular basis regarding Sanofi’s regulatory activities in the Territory and (ii) providing MannKind with summaries of its communications and correspondence with Regulatory Authorities with respect to Product in the Territory.

4.3 Transfer of Know-How. Promptly following the Effective Date, the Licensors will make available to Sanofi, at no additional cost or expense to Sanofi, the MannKind Know-How that exists as of the Effective Date. Subject to the Supply Agreement, MannKind shall cooperate with Sanofi to provide such reasonable technical assistance as may be necessary in connection with the transfer to Sanofi of the Development and Manufacture of the Product. MannKind shall furnish, at Sanofi’s request and expense, a representative to attend regulatory meetings with the FDA regarding Product and/or participate in activities related to such regulatory meetings. During the Term, the Licensors shall provide to Sanofi, at no additional cost or expense to Sanofi, all MannKind Know-How that has not previously been provided hereunder promptly upon such MannKind Know-How being obtained or generated by MannKind. During the Term, Sanofi shall provide to MannKind, at no additional cost or expense to MannKind, all Sanofi Know-How that is necessary for MannKind to perform its obligations hereunder and has not previously been provided hereunder promptly upon such Sanofi Know-How being obtained or generated by Sanofi. For the avoidance of doubt, nothing in this Agreement or the Supply Agreement shall oblige Sanofi to disclose proprietary information about its Insulin manufacturing process.

4.4 Use of Subcontractors. Sanofi may perform some of its Development or regulatory activities under this Agreement through one or more Service Providers, provided that the Service Provider undertakes in writing obligations of confidentiality and non-use regarding Confidential Information which are substantially the same as those undertaken by the

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Parties pursuant to Article 8. In the event Sanofi performs any of its Development or regulatory activities hereunder through a Service Provider, then Sanofi will at all times be fully responsible for the performance and payment of such Service Provider.

4.5 Materials Transfer. In order to facilitate the Development or regulatory activities contemplated by this Agreement, either Party may provide to the other Party certain biological materials or chemical compounds Controlled by the supplying Party (collectively, “Materials”) for use by the other Party in furtherance of such Development activities. Except as otherwise provided for under this Agreement, all such Materials delivered to the other Party will remain the sole property of the supplying Party, will be used only in furtherance of the Development activities conducted in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party, except for Service Providers pursuant to Section 4.4 or, in the case of Sanofi only, sublicensees, without the prior written consent of the supplying Party, and will be used in compliance with all Applicable Laws. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE SUPPLY AGREEMENT, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

ARTICLE 5

COMMERCIALIZATION; MANUFACTURE AND SUPPLY

5.1 Commercialization of Product.

(a) Sanofi Responsibilities. Sanofi shall have the exclusive right to Commercialize Product in the Field in the Territory during the Term, subject to the terms and conditions of this Agreement. Without limiting the foregoing, during the Term, Sanofi will have the exclusive right and responsibility, at Sanofi’s sole expense (but subject to EXHIBIT B), for the following with respect to Product in the Field in the Territory:

(i) establish the Commercialization and marketing strategy and tactics (the “Commercial Strategy”);

(ii) establishing pricing and reimbursement, including payment of applicable rebates and chargebacks;

(iii) managed care and government contracting (including contracting for the Product to be available under the Government Health Care Programs);

(iv) receiving, accepting and filling orders;

(v) distribution to customers;

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(vi) controlling invoicing, order processing and collecting accounts receivable for sales;

(vii) recording sales in its books of account for sales; and

(viii) tracking and reporting transfers of value in connection with Product under applicable state and federal “aggregate spend”/“sunshine” reporting laws (except to the extent legally the responsibility of the Licensors).

(b) Commercialization Plan. Within a reasonable time prior to anticipated launch of Product in any Major Market and
[…***…] Country, Sanofi shall prepare and submit to the JAC a three-year, non-binding plan for the marketing, promotion and pricing of Product in such Major Market or […***…] Country, which plan shall be reasonable in scope and detail and may be amended by Sanofi (each, a “Commercialization Plan”). In addition, Sanofi shall prepare and submit to the JAC for approval an initial Commercialization Budget to be included in each Commercialization Plan that specifies amounts to be spent on Product launch, detailing, meetings, symposiums, Congressional support, clinical support, brand support and other items during the first year of such Commercialization Plan. Thereafter, in the fourth Calendar Quarter of each Calendar Year during the Term, Sanofi shall prepare and submit to the JAC for review, discussion and approval an initial draft of the Commercialization Budget for planned activities to be performed under such Commercialization Plan during the forthcoming Calendar Year. The JAC shall have the right to amend each annual Commercialization Budget from time to time. Sanofi shall promptly provide any material amendments to a Commercialization Plan to the JAC.

(c) Diligence. Sanofi shall use Commercially Reasonable Efforts to market, promote and Commercialize Product in the Field in countries in the Territory where regulatory approval has been received, it being understood that the application of Commercially Reasonable Efforts may result in Sanofi deciding not to market, promote or Commercialize Product in any particular country or countries.

5.2 Manufacture and Supply of Product.

(a) Generally. MannKind shall Manufacture and supply or have Manufactured and supplied to Sanofi and its Affiliates or sublicensees their requirements of Product pursuant to the Supply Agreement or any other written agreement between the Parties for such purpose.

(b) […***…]. Promptly after the Effective Date, MannKind shall commence and diligently pursue […***…].

(c) Investments. Subject to the Supply Agreement, MannKind shall be responsible for making, during the Term, the capital investments required in order to expand the capacity of the MannKind Facility (as defined in the Supply Agreement) so as to ensure the uninterrupted supply of Sanofi’s potential requirements of up to […***…] cartridges of Product annually.

***Confidential Treatment Requested

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(d) Capacity Expansion. The Manufacturing working group of the JAC will discuss planning for Manufacturing capacity expansion, which may include the establishment and qualification of Sanofi or any of its Affiliates as a secondary source of supply of Product in accordance with the Supply Agreement.

(e) Launch Conditions. Recognizing that Sanofi’s obligations to launch Product are ultimately determined by application of a standard of Commercially Reasonable Efforts, the Licensors acknowledge that Sanofi does not intend to launch the Product before and until achievement or completion of the […***…] Milestone.

ARTICLE 6

CONSIDERATION

6.1 Initial Payment. In partial consideration for the licenses and rights granted to Sanofi hereunder, Sanofi shall pay to MannKind a non-refundable, non-creditable payment in the amount of one hundred fifty million U.S. dollars ($150,000,000) within ten (10) days from the Effective Date.

6.2 Milestone Payments. In partial consideration for the licenses and rights granted to Sanofi hereunder, Sanofi shall pay to the Licensors, as specified below, the non-refundable, non-creditable milestone payments set out below following the first (1st) achievement of the corresponding milestone. Such payment shall be made within forty-five (45) days of (a) Sanofi’s receipt of written notice from MannKind of the achievement of the applicable milestone by MannKind or (b) Sanofi notifying MannKind in writing of the achievement of the applicable milestone event by Sanofi, or any of its Affiliates, as applicable, which notice must be delivered to MannKind within ten (10) days following the achievement of the applicable milestone event.

Milestone Event	Milestone Payment
1. Manufacturing Milestones
(a) […***…] Milestone	$	[…***…]
(b) […***…] Milestone†	$	[…***…]
(b) […***…] Milestone†	up to $	[…***…]	*
2. Regulatory Milestones
(a) […***…]	$	[…***…]
(b) […***…]	$	[…***…]

***Confidential Treatment Requested

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3. Sales Milestones
(a) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
(b) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
(c) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
(d) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
(e) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
(f) Annual Net Sales of Product in the Territory first exceed $[…***…]	$	[…***…]
4. […***…]
[…***…]	$	[…***…]

*	If the […***…] Milestone is achieved and MannKind has […***…] of up to […***…] Sanofi shall pay an amount equal to the product of: (i) […***…] U.S. Dollars ($[…***…]) multiplied by (ii) the quotient of the (A) […***…] divided by (B)
[…***…].

†

If for any reason (e.g., […***…], etc.) the JAC determines that MannKind should not […***…], as contemplated by Sections 1.62 and 1.63, […***…] despite the fact that MannKind has demonstrated the ability to […***…], (i) MannKind shall have no obligation to […***…], (ii) MannKind will be deemed to have achieved both the […***…] Milestone (if not previously achieved) and the […***…] Milestone and (iii) Sanofi shall pay in full to Licensors the corresponding milestone payments (to the extent not previously paid) in accordance with this Section 6.2.

***Confidential Treatment Requested

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Any milestone payment payable by Sanofi pursuant to Section 6.2 shall be made no more than once with respect to the achievement of each such milestone event, upon the first achievement of such milestone event. “Annual Net Sales” as described above shall be measured on a Calendar Year basis. For clarity, if annual Net Sales in a Calendar Year satisfies more than one milestone event set forth above, then payment shall be made for each such milestone event that is satisfied. Sales of Product by sublicensees of Sanofi that would be considered Net Sales if made by Sanofi shall be included in the computation of “Annual Net Sales” for purposes of this Section 6.2.

All payments in respect of the Manufacturing Milestones and the [...***...] milestone above shall be made to MannKind. All payments in respect of the Regulatory Milestones above shall be made to TICV (or one or more permitted assignees designated by TICV). All payments in respect of the Sales Milestones above shall be made to MannKind and TICV (or one or more permitted assignees designated by the foregoing) in proportion to Net Sales of Product in the United States, and outside the United States, respectively, for the applicable Calendar Year. Notwithstanding the foregoing, MannKind may, upon five (5) Business Days written notice to Sanofi, change the payee of the foregoing payments as between MannKind, TICV and BV such that the allocation of payments reflects the utilization of assets owned by or exclusively licensed to each such entity in the relevant territory or territories to which the payments relate.

6.3 Payment of Expenses; Sharing of Profit and Loss. EXHIBIT B sets forth the terms regarding responsibility for payment of Allowable Expenses and calculation and sharing of Profit and Loss. For any countries outside the United States, the Parties may include as an Allowable Expense in the calculation of Profit the expenses of recordkeeping and compliance with EXHIBIT B; as such, and for other reasons, the Parties may agree that in such other countries it may be preferable to have the Licensors’ remuneration computed as a royalty on Net Sales (any such country, a “Royalty Country”). All payments of worldwide Profit shall be paid to MannKind and TICV (or one or more permitted assignees designated by the foregoing) on the basis that (a) MannKind shall be paid the Profit determined for the United States only in U.S. Dollars, and (b) TICV shall be paid the remaining amount of the worldwide Profit after deducting the amount paid to MannKind pursuant to (a) above; provided that if there is Profit in only one of the United States and the Territory outside the United States and a loss in the other territory, the entirety of the worldwide Profit shall be paid to either MannKind (in the case of Profit only in the United States) or TICV (in the case of Profit only in the Territory outside the United States) and no balancing payment shall be due for other jurisdiction. All payments of royalties on Net Sales in Royalty Countries shall be paid to TICV (or one or more permitted assignees designated by TICV).

ARTICLE 7

PAYMENTS, BOOKS AND RECORDS

7.1 Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account in the name of MannKind or TICV (or one or more permitted assignees designated by the foregoing), as applicable, designated in

***Confidential Treatment Requested

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writing by the Licensors. Payments hereunder will be considered to be made as of the day on which they are received by the receiving Party’s designated bank.

7.2 Payment Currency. Unless otherwise expressly stated in this Agreement, all amounts specified to be payable under this Agreement are in Euros. Net Sales, Allowable Expenses and other elements of Profit invoiced in currency other than Euros, as appropriate, shall be translated to Euros shall be performed in a manner consistent with Sanofi’s normal practices used to prepare its audited financial statements for external reporting purposes, which uses a widely accepted source of published exchange rates, as disclosed to MannKind.

7.3 Taxes.

(a) Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use their reasonable efforts to cooperate and coordinate with each other to achieve such objective.

(b) Payment of Tax.

(i) Subject to the provisions of this Section 7.3(b), each Party shall pay or economically bear (in the case of withholding taxes) all taxes imposed upon such Party. If Applicable Laws require that taxes be deducted and withheld from a payment, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; (iii) send evidence of the obligation together with proof of payment to such taxing authority to the other Party within 30 days following that payment; and (iv) cooperate with the other Party in any way reasonably required to obtain available reductions, credits or refunds of such taxes. The cooperation referred to in clause (iv) of the foregoing sentence shall include that MannKind, TICV and BV shall provide Sanofi with a written confirmation from the competent tax authority that MannKind has its residence in the United States, and TICV and BV have their respective residences in the Netherlands, together with a copy of the necessary German exemption certificate(s) to benefit from the zero percent withholding tax rate set forth in Article 12 of the Double Taxation Convention existing between Germany and the United States and the double tax treaty between Netherlands and Germany.

(ii) All remuneration amounts payable by Sanofi to the Licensors are net amounts. It is the common understanding of the Parties that the transactions under this Agreement are subject to the reverse-charge-mechanism under the German VAT Code. Sanofi shall be responsible for all Value Added Taxes (“VAT” – Umsatzsteuer) attributable to transactions contemplated by this Agreement without any offset or reimbursement from the Licensors. The Licensors will refer to the reverse-charge-mechanism in its invoices and will not add VAT to the net amounts in the invoices. Sanofi will pay this VAT according to the German VAT Code. The Licensors shall cooperate with Sanofi in any way reasonably requested by Sanofi to obtain available reductions, credits or refunds of any VAT amounts attributable to transactions contemplated by this Agreement. In the event that the reverse-charge-mechanism should not be applicable, VAT shall be added to the net amounts and be paid by Sanofi to the

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Licensors. In this case, Sanofi is entitled to receive a proper tax invoice where any VAT amount is shown separately.

(iii) Notwithstanding the foregoing, if Sanofi takes any action, including any assignment or transfer of some or all of its rights and obligations to any Person and if, as a result of such action, the withholding or deduction of tax is required by (or is increased under) Applicable Law with respect to payments under this Agreement then any amount payable under this Agreement shall be increased to take into account such withheld taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts) the recipient payee receives an amount equal to the sum they would have received had no such withholding been made.

7.4 Records. Each Party shall keep, and require its Affiliates to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable pursuant to this Agreement. Such books and records shall be kept for such period of time required by law, but no less than three years following the end of the Calendar Quarter to which they pertain. Such records shall be subject to inspection in accordance with Section 7.5.

7.5 Audits. Upon not less than 60 days’ prior written notice, the Licensors, in the case of Allowable Expenses incurred by the Licensors or Sanofi, in the case of Allowable Expenses incurred by Sanofi and determination of Profit or Loss according to EXHIBIT B (as applicable, the “Audited Party”) shall permit an independent, certified public accountant selected by the other Party (the “Auditing Party”) and reasonably acceptable to the Audited Party, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 7.5, the “Auditor”), to audit or inspect those books or records of the Audited Party and its Affiliates that relate to Allowable Expenses and Profit or Loss (including the items included in the calculation of Profit or Loss) for the sole purpose of verifying the amounts payable hereunder. The Auditor will disclose to the Auditing Party only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Auditor will send a copy of the report to the Audited Party at the same time it is sent to the Auditing Party. Such inspections may be made no more than once each Calendar Year and during normal business hours, and shall not be permitted at any time after the three (3) year period immediately following the applicable Calendar Year. No such inspection shall be made more than once for each applicable period. Such records for any particular Calendar Quarter shall be subject to no more than one inspection. Inspections conducted under this Section 7.5 shall be at the expense of the Auditing Party, unless a variation or error producing an underpayment in amounts payable exceeding 5% of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by the Audited Party. The Parties will endeavor in such inspection to minimize disruption of the Audited Party’s normal business activities to the extent reasonably practicable.

7.6 Late Payments. In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at a rate per annum equal to 1% above the U.S. Prime Rate (as set forth in the Wall Street Journal, Eastern Edition) for the date on which payment was due, calculated daily on the basis of a 365-day year, or similar reputable data source; provided that, in no event shall such rate exceed the maximum legal

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annual interest rate. The payment of such interest shall not limit the Party entitled to receive such payment from exercising any other rights it may have as a consequence of the lateness of any payment.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by MannKind and Sanofi, the Parties agree that the receiving Party (the “Receiving Party”), shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement or any other written agreement between the Parties or between the Licensors and Sanofi any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed or made available to it by or on behalf of the other Party (the “Disclosing Party”) including all information concerning Product and any other technical or business information of whatever nature (collectively, “Confidential Information”). For clarification, all MannKind Technology shall be Confidential Information of MannKind and, as applicable, TICV and BV, and all Sanofi Technology shall be Confidential Information of Sanofi. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

8.2 Exceptions. Notwithstanding Section 8.1, the obligations of confidentiality and non-use shall not apply to Confidential Information that, in each case as demonstrated by competent evidence:

(a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party or any of its Affiliates in breach of this Agreement;

(d) was subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Person other than the Disclosing Party, and who, to the best knowledge of the Receiving Party, did not directly or indirectly receive such information directly or indirectly from the Disclosing Party under an obligation of confidence; or

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(e) was developed by the Receiving Party or its Affiliate without use of or reference to any information or materials disclosed by the Disclosing Party.

8.3 Permitted Disclosures. Notwithstanding Section 8.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) prosecuting or defending litigation as permitted by this Agreement;

(c) complying with applicable court orders or governmental regulations;

(d) disclosure to Affiliates, sublicenseees, contractors, employees and consultants who need to know such information in connection with Development, Manufacturing, regulatory and Commercialization activities with respect to Product as contemplated by this Agreement, on the condition that any such Persons are subject to confidentiality and non-use obligations consistent in scope with those set forth in this Article 8; and

(e) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by similar terms of confidentiality and non-use consistent in scope with those set forth in this Article 8.

In the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.3(b) or (c), it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts; provided, that any Confidential Information so disclosed shall remain subject to the restrictions on use set forth in this Article 8. In any event, the Receiving Party agrees to take all reasonable action to avoid disclosure of Confidential Information hereunder.

8.4 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 8, each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement, which are not otherwise made public as contemplated by Section 8.5, as permitted under Section 8.3.

8.5 Public Announcements.

(a) Press Releases. As soon as practicable following the execution of this Agreement, the Parties will issue a joint press release announcing the existence of this Agreement. Except as required by Applicable Laws, including disclosure requirements of the

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SEC, the NASDAQ stock exchange or any other stock exchange on which securities issued by a Party or its Affiliates are traded, neither Party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

(b) Filing of Agreement. The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided, that each Party will ultimately retain control over what information to disclose to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency, as the case may be, and provided further that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency.

8.6 Publication of the Product Information. During the Term, Sanofi shall be entitled to issue scientific publications with respect to Product or its testing, in accordance with Sanofi’s internal guidelines; provided, however, that Sanofi shall adhere to academic attribution standards in any such publications; provided further, that at least thirty (30) days prior to publishing, publicly presenting and/or submitting for written or oral publication a manuscript, abstract or the like that includes Information relating to any Product that has not been previously published, Sanofi shall provide to MannKind a draft copy thereof for its review (unless Sanofi is required by Applicable Laws to publish such Information sooner, in which case Sanofi shall provide such draft copy to MannKind as much in advance of such publication as possible). Sanofi shall consider in good faith any comments provided by MannKind during such thirty (30)-day period. In addition, Sanofi shall, at MannKind’s reasonable request, remove therefrom any Confidential Information of MannKind. MannKind shall not publish or present regarding Product or its testing without Sanofi’s prior consent (except as MannKind may determine is appropriate in connection with the filing, prosecution and maintenance of the MannKind Patents or Joint Patents and/or is required to comply with Applicable Law).

8.7 Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 8 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including the Confidentiality Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

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8.8 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the parties agree that monetary damages would not be a sufficient remedy for any breach of this Article 8. In addition to all other remedies, a party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 8.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1 Ownership of Intellectual Property.

(a) MannKind Know-How, MannKind Patents. MannKind has, and shall retain all right, title and interest in and to, the MannKind Know-How and the MannKind Patents.

(b) Inventions. For purposes of determining questions of inventorship for Inventions, the Parties shall apply the laws of the United States. A Party shall have and retain all right, title and interest in all Inventions which are invented solely by one or more employees or contractors of such Party or its Affiliates, and (ii) the Parties shall jointly own all right, title and interest in all Joint Inventions and Joint Patents. Subject to the rights and licenses granted under this Agreement, each Party shall have the right to use, and grant licenses to use, any Joint Invention and Joint Patent without the other Party’s consent and shall have no duty to account to the other Party for such use or license, and each Party hereby waives any right it may have under the laws of any country to require any such consent or accounting.

9.2 Patent Prosecution and Maintenance.

(a) MannKind Patents.

(i) Initial Responsibility. MannKind shall be responsible, in its discretion, for the preparation, filing, prosecution and maintenance of all MannKind Patents (including the right to conduct any interferences or oppositions (subject to Section 9.2(d)) thereon and to request any reissues or patent term extensions thereof), at MannKind’s sole expense. With respect to MannKind Patents, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with a copy of the final draft of any proposed application at least 30 days prior to filing the same in any patent office in the Territory, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the proposed application by no later than 15 days prior to its filing. MannKind shall give reasonable consideration to and will not unreasonably refuse to accept any suggestions or recommendations Sanofi provides;

(B) with a copy of all Patent applications as filed, together with a notice of its filing date and serial number;

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(C) with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least 10 days of receipt thereof;

(D) with a copy of any response, amendment, paper, or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office in the Territory, unless otherwise agreed by patent counsel for both Parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper, or other correspondence by no later than 15 days prior to its filing. MannKind shall give reasonable consideration to and will not unreasonably refuse to accept any suggestions or recommendations Sanofi provides;

(E) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from the relevant patent office that the response, amendment, paper, or other correspondence has indeed been filed; and

(F) with notification of the allowance, grant, or issuance of any MannKind Patent.

(ii) Option of Sanofi to Maintain. In the event that MannKind desires to abandon or cease maintenance of any issued MannKind Patent in the Territory under which Sanofi then has a license under this Agreement, MannKind shall provide reasonable prior written notice to in-house patent counsel designated by Sanofi of such intention to abandon (which notice shall, to the extent possible, be given no later than 90 days prior to the next deadline for any action that must be taken with respect to any such issued MannKind Patent in the relevant patent office). Sanofi shall then have the right, but not obligation, to assume responsibility for the maintenance of such issued MannKind Patent in Sanofi’s name and at Sanofi’s own expense, upon providing written notice to MannKind of its assumption of this responsibility. In such case, MannKind shall assign all of its right, title and interest in such issued MannKind Patent to Sanofi, and shall perform all acts that Sanofi reasonably requests to permit and assist Sanofi, at Sanofi’s expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title in such issued MannKind Patent in the Territory. Any issued MannKind Patent so assigned to Sanofi shall no longer be a considered a MannKind Patent and shall be considered a Sanofi Patent.

(b) Sanofi Patents. Sanofi shall be responsible, in its discretion, for the preparation, filing, prosecution and maintenance of Sanofi Patents (including the right to conduct any interferences, oppositions, or reexaminations (subject to Section 9.2(d)) thereon and to request any reissues or patent term extensions thereof), at Sanofi’s sole expense. Sanofi shall keep MannKind informed in a timely manner, but not less frequently than quarterly, with regard to the preparation, filing, prosecution and maintenance of Sanofi Patents. Sanofi will consider in good faith the requests and suggestions of MannKind with respect to strategies for filing and prosecuting Sanofi Patents.

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(c) Joint Patents.

(i) Initial Responsibility. MannKind shall be responsible, in its discretion, for the preparation, filing, prosecution and maintenance of Joint Patents in the Territory(including the right to conduct any interferences or oppositions (subject to Section 9.2(d)) thereon and to request any reissues or patent term extensions thereof), subject to this Section 9.2(c) and at MannKind’s sole expense.

(ii) Cooperation. For any Joint Patents, MannKind shall keep Sanofi fully informed of progress with regard to the preparation, filing, prosecution and maintenance of the Joint Patents in the Territory. With respect to Joint Patents, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with a copy of the final draft of any proposed application at least 30 days prior to filing the same in any patent office in the Territory, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the proposed application by no later than 15 days prior to its filing. MannKind shall accept any suggestions or recommendations Sanofi provides;

(B) with a copy of all Patent applications as filed, together with a notice of its filing date and serial number;

(C) with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least 10 days of receipt thereof;

(D) with a copy of any response, amendment, paper, or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office in the Territory, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper, or other correspondence by no later than 15 days prior to its filing. MannKind shall accept any suggestions or recommendations Sanofi provides;

(E) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from relevant patent office that the response, amendment, paper, or other correspondence has indeed been filed; and

(F) with notification of the allowance, grant, or issuance of such Joint Patent.

(iii) Option of Sanofi to Prosecute and Maintain. In the event that MannKind desires to abandon or cease prosecution or maintenance of any Joint Patent, MannKind shall provide reasonable prior written notice to Sanofi of such intention to abandon (which notice shall, to the extent possible, be given no later than 90 days prior to the next deadline for any action that must be taken with respect to such Joint Patent in the relevant patent office). In such case, at Sanofi’s sole discretion, upon written notice from Sanofi, Sanofi may elect to continue prosecution and maintenance of any such Joint Patent at its own expense, and

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MannKind shall execute such documents and perform such acts, at MannKind’s expense, as may be reasonably necessary to effect an assignment of MannKind’s entire right, title, and interest in and to such Joint Patent to Sanofi. Any such assignment shall be completed in a timely manner to allow Sanofi to continue prosecution and maintenance of any such Joint Patent. Any Patents so assigned shall no longer be considered Joint Patents and shall be considered Sanofi Patents.

(d) Post Grant Proceedings.

(i) By Third Party for Product-Specific MannKind Patents or Joint Patents. In the event that MannKind becomes aware that a Third Party has filed a post grant proceeding with respect to any Product-Specific MannKind Patent or Joint Patent, MannKind will notify Sanofi in writing to that effect within 10 days of becoming aware of such filing. Once such a post grant proceeding has commenced, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office or the third party within at least 10 days of receipt thereof;

(B) with a copy of any response, amendment, paper, or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper, or other correspondence by no later than 15 days prior to its filing. MannKind shall accept any suggestions or recommendations Sanofi provides;

(C) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from the relevant patent office that the response, amendment, paper, or other correspondence has indeed been filed; and

(D) MannKind shall not settle any post grant proceeding a Third Party files without the prior written approval of Sanofi, not to be unreasonably withheld or delayed.

(ii) By Third Party for Platform MannKind Patents. In the event that MannKind becomes aware that a third Party has filed a post grant proceeding with respect to any Platform MannKind Patent, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with any copy of any action, communication, letter, or other correspondence issued by the relevant patent office or the third party within at least 10 days of receipt thereof;

(B) with a copy of any response, amendment, paper or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties.

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Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper or other correspondence by no later than 15 days prior to its filing. MannKind shall give reasonable consideration to and will not unreasonably refuse to accept any suggestions or recommendations Sanofi provides;

(C) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from the relevant patent office that the response, amendment, paper or other correspondence has indeed been filed; and

(D) MannKind shall not settle any post grant proceeding a Third Party files without the prior written approval of Sanofi, not to be unreasonably withheld or delayed.

(iii) By Party for Product-Specific MannKind Patents or Joint Patents. Should a Party desire to file a post grant proceeding with respect to a Product-Specific MannKind Patent or a Joint Patent, including but not limited to an ex parte reexamination or a supplemental examination, such Party shall so notify the other Party. The Parties shall then consult with each other and consider each other’s input with respect to whether such a post grant proceeding should be filed; provided, however, Sanofi shall have final decision authority with respect to the filing of such a proceeding. Should such a proceeding be filed, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least 10 days of receipt thereof;

(B) with a copy of any response, amendment, paper, or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper, or other correspondence by no later than 15 days prior to its filing. MannKind shall accept any suggestions or recommendations Sanofi provides;

(C) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from the relevant patent office that the response, amendment, paper, or other correspondence has indeed been filed; and

(D) MannKind shall not settle such a post grant proceeding without the prior written approval of Sanofi, not to be unreasonably withheld or delayed.

(iv) By Party for Platform MannKind Patent. Should a Party desire to file a post grant proceeding with respect to a Platform MannKind Patent, including but not limited to an ex parte reexamination or a supplemental examination, such Party shall so notify the other Party. The Parties shall then consult with each other and consider each other’s input with respect to whether such a post grant proceeding should be filed; provided, however,

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MannKind shall have final decision authority with respect to the filing of such a proceeding. Should such a proceeding be filed, MannKind shall provide in-house patent counsel designated by Sanofi:

(A) with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least 10 days of receipt thereof;

(B) with a copy of any response, amendment, paper, or other correspondence to be filed with the relevant patent office no more than 30 days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties. Sanofi shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper, or other correspondence by no later than 15 days prior to its filing. MannKind shall give reasonable consideration to and not unreasonably refuse to accept any suggestions or recommendations Sanofi provides;

(C) with a copy of any response, amendment, paper, or other correspondence as filed with the relevant patent office no more than 10 days after MannKind receives confirmation from the relevant patent office that the response, amendment, paper, or other correspondence has indeed been filed; and

(D) MannKind shall not settle such a post grant proceeding without the prior written approval of Sanofi, not to be unreasonably withheld or delayed.

9.3 Infringement by Third Parties.

(a) Notice. In the event that either MannKind or Sanofi becomes aware of any infringement or threatened infringement by a Third Party of any Patents that are subject to the prosecution, maintenance or enforcement rights of the other Party under this Agreement, it will notify the other Party in writing to that effect within 10 days of receipt of such notice. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party.

(b) MannKind Patents.

(i) Product-Specific MannKind Patents. Subject to this Section 9.3(b), Sanofi shall have the first right (but not the obligation), as between MannKind and Sanofi, to bring and control any action or proceeding with respect to infringement of any Product-Specific MannKind Patent, at its own expense and by counsel of its own choice. MannKind shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Sanofi and its counsel will reasonably cooperate with MannKind and its counsel in strategizing, preparing and presenting any such action or proceeding. Sanofi though shall have the final word regarding litigation strategy. If Sanofi fails to bring an action or proceeding with respect to infringement of any Product-Specific MannKind Patent described in the preceding sentence within (i) 90 days following the notice of alleged infringement or (ii) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, MannKind shall have the right (but not the obligation) to

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bring and control any such action at its own expense and by counsel of its own choice, and Sanofi shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. MannKind and its counsel will reasonably cooperate with Sanofi and its counsel in strategizing, preparing and presenting any such action or proceeding. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and (A) any remaining compensatory damages relating to Product (including lost sales or lost profits with respect to the Product) shall be deemed Net Sales for purposes of calculation of Profit or Loss, and (B) any punitive damages shall be shared by the Parties according to the ratio set forth in Section 3 of EXHIBIT B.

(ii) Platform MannKind Patents. Subject to this Section 9.3(b), the Controlling Party shall have the first right (but not the obligation), as between MannKind and Sanofi, to bring and control any action or proceeding with respect to Competitive Infringement of any Platform MannKind Patent, at its own expense and by counsel of its own choice, and the other Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and the Controlling Party and its counsel will reasonably cooperate with the other Party and its counsel in strategizing, preparing and presenting any such action or proceeding. If the Controlling Party fails to bring an action or proceeding with respect to an alleged Competitive Infringement of any such Platform MannKind Patent within (i) 90 days following the notice of alleged Competitive Infringement or (ii) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for filing such actions, whichever comes first, the other Party shall have the right (but not the obligation) to bring and control any such Competitive Infringement action or proceeding by counsel of its own choice, thereby becoming the Controlling Party and subject to the obligation to reasonably cooperate with the other Party and its counsel in strategizing, preparing and presenting any such action or proceeding. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such Competitive Infringement action or proceeding shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the infringement action or proceeding, and (A) any remaining compensatory damages relating to Product (including lost sales or lost profits with respect to the Product) shall be deemed Net Sales for purposes of calculation of Profit or Loss, and (B) any punitive damages shall be shared by the Parties according to the ratio set forth in Section 3 of EXHIBIT B. For purposes of this Section 9.3(b)(ii), “Controlling Party” shall mean Sanofi for actions commenced during such time that Sanofi is the sole licensee of such Platform MannKind Patent, and shall mean MannKind for all other actions, and “Competitive Infringement” shall mean (i) any allegedly infringing activity in the Field in the Territory for the Product, which activity is reasonably expected to reduce Net Sales of Product then being sold by Sanofi and its Affiliates and sublicensees in the Territory, or (ii) the making, using, selling, offering for sale or importing Product in the Territory.

(c) Sanofi Patents. Subject to this Section 9.3(c), Sanofi shall have the sole right (but not the obligation), as between MannKind and Sanofi, to bring and control any action or proceeding with respect to infringement of any Sanofi Patent worldwide, at its own expense and by counsel of its own choice and any recovery or damages realized as a result of such action

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or proceeding shall be used first to reimburse Sanofi’s documented out-of-pocket legal expenses relating to the action or proceeding, and (A) any remaining compensatory damages relating to Product (including lost sales or lost profits with respect to Product) shall be deemed Net Sales for purposes of calculation of Profit or Loss and (B) any punitive damages relating to Product shall be shared by the Parties according to the ratio set forth in Section 3 of EXHIBIT B.

(d) Joint Patents. Subject to this Section 9.3(d), Sanofi shall have the first right (but not the obligation) to bring and control any action or proceeding with respect to infringement of any Joint Patent worldwide, at its own expense and by counsel of its own choice. MannKind shall cooperate in such action in the manner described in Section 9.3(e) and shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Sanofi though shall have the final word regarding litigation strategy. If Sanofi fails to bring an action or proceeding within (i) 90 days following the notice of alleged infringement or (ii) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, MannKind shall have the right (but not the obligation) to bring and control any such action at its own expense and by counsel of its own choice, and Sanofi shall cooperate in such an action as defined in Section 9.3(e) and shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages from an action or proceeding relating to Joint Patents shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and (A) any remaining compensatory damages relating to Product (including lost sales or lost profits with respect to Product) shall be deemed Net Sales for purposes of calculation of Profit or Loss, and (B) any punitive damages shall be shared by the Parties according to the ratio set forth in Section 3 of EXHIBIT B.

(e) Cooperation. In the event a Party brings an infringement action in accordance with this Section 9.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being joined as a party to such action.

9.4 TICV. MannKind warrants that TICV does not have legal title to any of the MannKind Patents or rights to maintain, prosecute or enforce such patents. If, notwithstanding the foregoing, TICV’s action is required to give effect to the provisions of this Article 9, MannKind shall cause TICV to take such action.

9.5 Infringement of Third Party Rights.

(a) Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement or the Supply Agreement infringes or may infringe the intellectual property rights of such Third Party.

(b) MannKind shall have the sole right (but not the obligation), as between MannKind, TICV and BV, on the one hand, and Sanofi, on the other hand, to bring and control any defense of any such claim involving alleged infringement of Third Party rights by MannKind’s, TICV’s or BV’s activities pursuant to this Agreement or the Supply Agreement at its own expense and by counsel of its own choice; provided, however, that such expenses shall be

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considered Allowable Expenses for the purposes of EXHIBIT B. Sanofi shall have the right, at its own expense, to be represented in any such defense by counsel of its own choice. MannKind shall solely bear all of its costs related to the defense of such an infringement action as well as any and all damages awarded to the Third Party. Should MannKind conclude it is necessary to obtain a license in the intellectual property rights of the Third Party for MannKind, TICV or BV to conduct activities for which it is reasonable as contemplated by this Agreement or the Supply Agreement, MannKind shall pay all costs and royalties necessary to obtain such license and maintain such license, at its own expense, during the Term.

(c) Sanofi shall have the sole right (but not the obligation), as between Sanofi, on the one hand, and MannKind, TICV and BV, on the other hand, to bring and control any defense of any such claim involving alleged infringement of Third Party rights by Sanofi’s and its Affiliates’ and sublicensees’ activities pursuant to this Agreement or the Supply Agreement at its own expense and by counsel of its own choice. MannKind shall have the right to be represented in any such defense by counsel of its own choice at its own expense; provided, however, that such expenses shall be considered Allowable Expenses for purposes of EXHIBIT B. Sanofi shall bear all of its costs related to the defense of such an infringement action as well as any and all damages awarded to the Third Party; provided, however, that such costs and damages (but excluding any such damages for willful infringement or willful misconduct by Sanofi or its Affiliates or sublicensees and any litigation sanctions awarded against Sanofi or its Affiliates (collectively, “Special Damages”)) shall be considered Allowable Expenses for purposes of EXHIBIT B. Should Sanofi conclude it is necessary to obtain a license in the intellectual property rights of the Third Party for Sanofi or its Affiliates or sublicensees to conduct activities for which it is responsible as contemplated by this Agreement or the Supply Agreement, Sanofi shall pay all costs and royalties necessary to obtain such license and maintain such license, as an Allowable Expense, during the Term.

9.6 Consent for Settlement. Neither Party shall enter into any settlement or compromise of any action or proceeding under this Article 9 which would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party.

9.7 Paragraph IV Notice. If either Party receives a notice under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) (or any foreign equivalent) concerning any MannKind Patent, Joint Patent or Sanofi Patent, then it shall provide a copy of such notice to the other Party within two Business Days after its receipt thereof. Patent infringement litigation based on such a notice concerning a MannKind Patent, Joint Patent or Sanofi Patent shall be brought and controlled as provided in Section 9.3(b), 9.3(c) or 9.3(d), as applicable.

9.8 Biosimilar Applications.

(a) If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the Public Health Service Act (“PHSA”) or comparable provisions of Applicable Laws in any other jurisdiction (a “Biosimilar Application”) naming a Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(1)(9)(C) of the PHSA) or any

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equivalent or similar certification or notice in any other jurisdiction, such Party shall, within 10 Business Days, notify the other Party. Sanofi will then seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA. Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, Sanofi shall have the sole right:

(i) to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA or comparable provisions of Applicable Laws in any other jurisdiction the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application;

(ii) to list any Patents, including MannKind Patents, Sanofi Patents and Joint Patents, insofar as they claim or cover the applicable Product as required pursuant to Section 351(l)(3)(A), Section 351(l)(5)(b)(i)(II), or Section 351(l)(7) of the PHSA or comparable provisions of Applicable Laws in any other jurisdiction;

(iii) to respond to any communications with respect to such lists from the filer of the Biosimilar Application;

(iv) to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in Section 351(l) of the PHSA or comparable provisions of Applicable Laws in any other jurisdiction; and

(v) to identify Patents or respond to communications under any equivalent or similar listing in any other jurisdiction with respect to the applicable Product.

(b) If required pursuant to Applicable Law, MannKind shall prepare such list and make such response at Sanofi’s direction. MannKind will provide to Sanofi, within 15 days of Sanofi’s request, all information, including a correct and complete list of MannKind and Joint Patents that is necessary or reasonably useful to enable Sanofi to make such lists of Patents that cover the Product, and cooperate with Sanofi’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law. Sanofi shall reasonably consult with MannKind prior to identifying any MannKind Patents to a Third Party as contemplated by this Section 9.8. Sanofi shall consider in good faith advice and suggestions with respect thereto received from MannKind, and notify MannKind of any such lists or communications promptly after they are made. If Sanofi does not proceed under this Section 9.8, then thereafter MannKind shall have the right to proceed in place of Sanofi under this Section 9.8 with the roles of the Parties reversed. For clarity, the subsequent enforcement of Patents against a filer of a Biosimilar Application shall be in accordance with Section 9.3.

9.9 Orange Book Listings. The Parties shall consult with each other and consider input from each other as applicable with respect to the listing of MannKind Patents, Joint Patents and Sanofi Patents with the applicable Regulatory Authorities; provided, however, that Sanofi shall have the final decision authority with respect to which Patents are to be listed. Sanofi shall have the sole authority and discretion to maintain with the applicable Regulatory Authorities

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during the Term listings of applicable Sanofi Patents for Product then being Commercialized by Sanofi in the Territory, including all Orange Book listings required under the Hatch-Waxman Act (and all foreign equivalents). With respect to MannKind Patents and Joint Patents, Sanofi shall instruct MannKind which Patents are to be listed, and MannKind shall promptly perform all acts necessary to maintain with all the applicable Regulatory Authorities during the Term listings of the MannKind and Joint Patents Sanofi instructs MannKind to list, including the completion and filing of Form FDA 3542 as required for all Orange Book Listings under the Hatch-Waxman Act.

ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

(a) Duly Organized. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action. This Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms and does not: (i) to such Party’s knowledge and belief, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party; nor (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

(c) Consents. Such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration, or filing with, any Regulatory Authority or Governmental Authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement, except as contemplated by Section 15.16.

(d) No Conflicting Grant of Rights. Such Party has the right to grant the licenses and rights as contemplated under this Agreement and has not, and will not during the Term, grant any right to any Third Party which would conflict with the licenses and rights granted to the other Party hereunder.

(e) Employee/Contractor Agreements. All of such Party’s and its Affiliates’ employees or contractors acting on its behalf pursuant to this Agreement are and will be obligated under a binding written agreement to assign to such Party or its designee all

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Inventions and to comply with obligations of confidentiality and non-use consistent in scope with those set forth in Article 8.

(f) Debarment. Such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act, excluded from a federal health care program, or debarred from federal contracting, and such Party does not, and will not during the Term, employ or use the services of any Person who is so debarred or excluded, or who has been convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug or device products or fraud, or convicted of any other crime for which an entity or person could be so debarred or excluded (including by the FDA under 21 U.S.C. § 335a (or subject to a similar sanction of any other Governmental Authority)), in connection with the Development, Manufacture or Commercialization of the Products. In the event that either Party becomes aware of the debarment. Exclusion, or threatened debarment or exclusion of any Person providing services to such Party, including the Party itself and its Affiliates, which directly or indirectly relate to activities under this Agreement, the other Party shall be immediately notified in writing, and at the other Party’s option this Agreement shall terminate automatically as of the first date of such noncompliance.

10.2 Representations and Warranties of the Licensors. The Licensors represent and warrant to Sanofi that, as of the Effective Date:

(a) Patents. MannKind has delivered to Sanofi a list of MannKind Patents as of the Effective Date under separate cover, which (i) is a true and complete list of all Patents Controlled by Licensors or their Affiliates as of the Effective Date that that claim or disclose Product or its components, or are necessary for the Development, Manufacture, use or Commercialization of Product in the Field in the Territory, including all such Patents claiming or covering the design or utility of a Device or a Formulation, and (ii) indicates the current status, date and country of filing and issuance. All official fees, maintenance fees and annuities for the MannKind Patents have been paid through the Effective Date.

(b) Patent and Technology Status. As of the Effective Date, (i) all issued MannKind Patents are in full force and effect and subsisting, and inventorship of each Patent is properly identified on such Patents; (ii) none of the MannKind Patents is currently involved in any interference, reissue, reexamination, or opposition proceeding; (iii) neither MannKind nor any of its Affiliates has received any written notice from any Person, or has knowledge, of such actual or threatened proceeding; (iv) to the knowledge of the Licensors, all issued MannKind Patents and registered MannKind Trademarks are valid; (v) the Licensors have taken reasonable security measures consistent with industry standard practices, including measures against unauthorized disclosure, to protect the secrecy and confidentiality of trade secrets within MannKind Technology; (vi) the Licensors are in compliance with and have complied with all duties of candor required by applicable governing bodies or jurisdictions in the course of the Licensors’ prosecution of any rights in any of the MannKind Technology licensed to Sanofi under this Agreement; (vii) the Licensors have obtained valid and enforceable assignments of interests to any rights in any of the MannKind Technology licensed to Sanofi under this Agreement from any inventors who contributed to the discovery, creation, development or reduction to practice of any such MannKind Technology; (viii) to the knowledge of the

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Licensors, the MannKind Technology licensed to Sanofi under this Agreement comprises all of the intellectual property rights necessary and sufficient to develop and distribute Product and no intellectual property rights owned by any Third Party are necessary to develop and distribute Product; and (ix) the Licensors are not subject to any inventor remuneration obligations related to the MannKind Technology.

(c) Transfers of Undertakings Directive. Licensors do not employ any personnel in the European Union.

(d) Non-Infringement by Third Parties. As of the Effective Date, to the Licensors’ knowledge, there are no activities by Third Parties that would constitute infringement of the MannKind Patents or misappropriation of the MannKind Know-How.

(e) Non-Infringement of Third Party Rights. Neither the Licensors nor any of their Affiliates have received any written notice from any Person, or have knowledge of, any actual or threatened claim or assertion that the use or practice of the MannKind Patents, or MannKind Know-How infringes or misappropriates the intellectual property rights of a Third Party.

(f) No Action or Claim. As of the Effective Date, there are no actual, pending, or alleged or threatened in writing, adverse actions, suits, claims, interferences or formal governmental investigations by or against the Licensors or any of their Affiliates in or before any court, Governmental Authority involving any MannKind Know-How, MannKind Patents or Product, including in connection with the conduct of any clinical trials or Manufacturing activities. As of the Effective Date, there are no material unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or by an arbitrator) against the Licensors with respect to any MannKind Know-How, MannKind Patents or Product. The issued MannKind Patents have not been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any such issued MannKind Patent.

(g) No Governmental Funding. As of the Effective Date, none of the MannKind Patents has been developed with the use of any funding from any Governmental Authority.

(h) Compliance. As of the Effective Date, the Licensors and their Affiliates and, to the Licensors’ knowledge, any contract research organization to which the Licensors or their Affiliates have subcontracted activities in connection with Product have complied in all material respects with all Applicable Laws, including all good clinical practices, good laboratory practices and good manufacturing practices, permits, governmental licenses, registrations, approvals, authorizations, orders, injunctions and decrees, in the research, Development, Manufacture and use of Product, and neither the Licensors nor any of their Affiliates nor, to the Licensors’ knowledge, any contract research organization to which the Licensors or their Affiliates have subcontracted activities in connection with Product, has received any written notice from any Governmental Authority claiming that any such activities as conducted by them are not in such compliance.

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(i) No Injunction. No Governmental Authority (including the FDA) has commenced or, to the Licensors’ knowledge, threatened to initiate any action to enjoin production of Product at any facility, nor have the Licensors or any of their Affiliates or, to the Licensors’ knowledge, any of their subcontractors involved in production of Product, received any notice to such effect since January 1, 2000.

(j) Clinical, Safety and Regulatory Information. The Licensors have made available to Sanofi a true and correct copy, which is complete in all material respects, of (i) all MAA submissions associated with Product, (ii) all Data from clinical studies conducted under any IND for Product, (iii) all material correspondence with the FDA regarding Product, and (iv) all minutes of meetings and telephone conferences with the FDA with respect to the MAA for Product. The Licensors have disclosed or otherwise provided Sanofi with all material information in the Licensors’ possession as of the Effective Date relating to (A) the MannKind Know-How or MannKind Patents, (B) the safety or efficacy of Product, or (C) the Manufacture of Product.

(k) MannKind Trademarks. MannKind hereby represents and warrants to Sanofi as of the Effective Date that:

(i) Licensors have all right, title, and interest in and to the MannKind Trademarks;

(ii) to the best knowledge of MannKind, there is no Third Party using or infringing any of the MannKind Trademarks in the Territory in derogation of the rights granted to Sanofi in this Agreement;

(iii) MannKind has not received notice of any opposition, cancellation action or pending litigation or any communication which expressly threatens an opposition or cancellation action, or other litigation, before any trademark office, court or any other governmental entity in the Territory with respect to any of the MannKind Trademarks;

(iv) the MannKind Trademarks are the only trademarks owned, held, Controlled, licensed or otherwise used (or intended to be used) by MannKind or its Affiliates with respect to the Product in the Territory (other than MannKind’s corporate name and/or logo);

(v) MannKind has all rights to use the MannKind Trademarks with respect to the Product in the Territory and to license the MannKind Trademarks to Sanofi hereunder; and

(vi) to the best knowledge of MannKind, MannKind has not infringed, misappropriated, diluted or otherwise violated any trademark of any Third Party by registering or using the MannKind Trademarks in the Territory; and

(vii) to the knowledge of MannKind, no claims or proceedings, asserting that the MannKind Trademarks infringe the right of any Third Party, are pending or threatened.

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10.3 Representations and Warranties of Sanofi. Sanofi represents and warrants to the Licensors that there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened before any court or administrative agency against Sanofi or its Affiliates which could, directly or indirectly, reasonably be expected to materially affect its ability to perform its obligations hereunder or the Commercialization by Sanofi of the Product.

10.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, VALIDITY AND ENFORCEABILITY OF PATENTS, OR THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF PRODUCT.

ARTICLE 11

INDEMNIFICATION AND INSURANCE

11.1 Indemnification of MannKind. Sanofi shall indemnify and hold harmless each of Licensors and their Affiliates and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “MannKind Indemnitees”), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claims”) incurred by any MannKind Indemnitee, arising from, or occurring as a result of any material breach of any representations, warranties or covenants by Sanofi under this Agreement; except to the extent such Third Party Claims fall within the scope of the indemnification obligations of MannKind set forth in Section 11.2 of this Agreement or in Section 11.2 of the Supply Agreement. In addition, Sanofi shall indemnify and hold harmless the MannKind Indemnitees from and against any and all Special Damages (as such term is defined in Section 9.5(c)).

11.2 Indemnification of Sanofi. The Licensors shall indemnify and hold harmless each of Sanofi and its Affiliates and the directors, officers and employees of such entities, and the successors and assigns of any of the foregoing (the “Sanofi Indemnitees”), from and against any and all Losses from any Third Party Claims incurred by any Sanofi Indemnitee, arising from, or occurring as a result of: (a) the Manufacturing, Development and regulatory activities relating to Product conducted by or on behalf of the Licensors or their Affiliates before the Effective Date; and (b) any material breach of any representations, warranties or covenants by the Licensors under this Agreement, except to the extent such Third Party Claims falls within the scope of the indemnification obligations of Sanofi set forth in Section 11.1 of this Agreement or in Section 11.1 of the Supply Agreement.

11.3 Procedure. A party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such

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indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Article 11 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 11 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

11.4 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with industry standards during the Term and shall name the other Party as an additional insured with respect to such insurance. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

ARTICLE 12

CONDITIONS PRECEDENT, TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 12, shall continue in full force and effect until terminated pursuant to Section 12.2, 12.3 or 12.4 (the “Term”).

12.2 Termination by the Parties.

(a) Termination for Material Breach. In the event that either Party shall be in material breach in the performance of any of its obligations under this Agreement (the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement by giving notice in writing specifying the breach and its claim of right to terminate; provided, however, that if the breach is remediable, the Breaching Party shall have ninety (90) days (or forty-five (45) days for any payment breach) (the “Notice Period”) to rectify the breach and termination shall become effective at the end of the Notice Period only if the Breaching Party fails to cure the breach complained about during (i) the Notice Period or, (ii) if such breach (other than any payment breach) has not been cured within such 90-day period, if the Breaching Party has commenced actions to cure such breach within the Notice Period and thereafter uses reasonable efforts to cure such breach, such longer period as is reasonably required to cure such breach, but in any event, not to exceed ninety (90) days following expiration of the Notice Period; provided further, that, if Sanofi is the Breaching Party and the breach is with respect to Sanofi’s failure to comply with its obligation to use Commercially Reasonable Efforts with respect to (x) the United States, MannKind may terminate this Agreement in its entirety, and (y) any Major Market (other than the United States) or […***…] Country, MannKind may terminate this Agreement only with respect to such Major Market or […***…] Country (as applicable) and not in its entirety. If the Breaching Party disputes in good faith that it has materially breached one of

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its obligations under this Agreement, termination shall not take effect pending resolution of such dispute pursuant to Article 14. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one or more of its obligations under this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such breach within ninety (90) days (or forty five (45) days for any payment breach) after such Adverse Ruling, then the Complaining Party may terminate this Agreement upon written notice to the Breaching Party.

(b) Termination Upon Insolvency. Either Party will be entitled to terminate this Agreement with immediate effect by notice in writing if the other Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver, administrator, manager, trustee or like official over its property that is not discharged within 90 days, proposes a written agreement of composition or extension of its debts, is a party to any dissolution, winding-up or liquidation or has any such petition filed against it which involuntary petition is not discharged within 60 days of the filing thereof.

12.3 Additional Sanofi Termination Rights.

(a) If, at any time on or after January 1, 2016, Sanofi determines in good faith that Commercialization of Product is no longer economically viable in the United States, then Sanofi may terminate this Agreement in its entirety upon delivery of at least ninety (90) days’ prior written notice to MannKind. In addition, at any time on or after January 1, 2016, upon delivery of at least six (6) months’ prior written notice to MannKind, Sanofi shall have the right to terminate this Agreement for any reason (a) in its entirety, or (b) on a country-by-country basis other than with respect to the United States; provided, however, that if Sanofi terminates this Agreement under this Section 12.3(a) in each of […***…], then Sanofi shall terminate this Agreement with respect to all countries of the European Union. For purposes of clarity, Sanofi shall have no right to terminate this Agreement with respect to only the United States under this Section 12.3(a).

(b) Termination for Safety or Regulatory Reasons. On a country-by-country basis, Sanofi shall have the right in its sole discretion to terminate this Agreement in such country immediately upon thirty (30) days’ written notice to MannKind in the event:

(i) of withdrawal or indefinite suspension of any MAA for a Product in such country; or

(ii) that Sanofi determines in good faith that pursuing the Development or Commercialization of a Product in the Territory or any part thereof poses an unacceptable medical risk to patients.

12.4 Additional MannKind Termination Right. MannKind shall have the right to terminate this Agreement immediately upon written notice to Sanofi if Sanofi or any of its Affiliates or sublicensees directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of,

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or opposes any extension of or the grant of a supplementary protection certificate with respect to, any MannKind Patent; provided that MannKind shall not have such right to terminate this Agreement for a proceeding, challenge or opposition of the type described above (in each case, a “Challenge”) by a sublicensee if (a) the sublicense agreement with such sublicensee includes a right of the applicable sublicensor (Sanofi, its Affiliate or another sublicensee, as applicable) to terminate the sublicense following written notice to such sublicensee and, if applicable, a cure period not to exceed sixty (60) days if such sublicensee directly, or indirectly through any Third Party, institutes a Challenge of any MannKind Patent and (b) either (i) the applicable sublicensor diligently enforces its rights to cause the sublicensee to withdraw or dismiss such Challenge including, if applicable, exercise of such termination right promptly following the expiration of any applicable cure period or (ii) such Challenge is withdrawn or dismissed within thirty (30) days after a request by the applicable sublicensor or by MannKind to do.

12.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein. Notwithstanding the foregoing, termination of this Agreement in the applicable […***…] Country in accordance with Section 12.2(a) shall be MannKind’s sole remedy for Sanofi’s failure to comply with its obligations under Section 4.2(c) to use Commercially Reasonable Efforts to file for, obtain or maintain Marketing Approvals for Product in the Field in any […***…] Country.

ARTICLE 13

EFFECT OF TERMINATION

13.1 Partial Termination. In case of termination of this Agreement, not in its entirety, but with respect to only a particular country (other than the United States) by MannKind pursuant to clause (y) of Section 12.2(a) or with respect to only a particular country or region by Sanofi pursuant to Section 12.3(a) (a “Partial Termination” and each country or region in which such Partial Termination occurs, a “Terminated Country”), then the effects of termination described under this Article 13 shall only apply to the Terminated Country, and this Agreement shall remain in full force and effect in accordance with its terms in all countries of the Territory other than the Terminated Country.

13.2 Accrued Obligations. The expiration or termination of this Agreement, in whole or part, for any reason shall not release either Party from any liability or deprive either Party of any right which, at the time of such expiration or termination, has already accrued to such Party or which is attributable to a period prior to such expiration or termination, nor will any expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement.

13.3 Rights on Termination Other than Termination By Sanofi for Cause. This Section 13.3 shall apply and shall only apply upon the termination of this Agreement by MannKind pursuant to Section 12.2 or Section 12.4, or by Sanofi pursuant to Section 12.3(a):

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(a) Wind-down Period.

(i) Development. In the event there are any on-going clinical trials of Product in the Field in the Territory, Sanofi shall, to the extent so requested by MannKind, promptly transition, at MannKind’s expense, to MannKind or its designee such clinical trials then being conducted by Sanofi, or portions thereof, for MannKind or its designee to complete at their expense.

(ii) Commercialization. Sanofi and its Affiliates and sublicensees shall continue, to the extent that Sanofi and its Affiliates and sublicensees continue to have stocks of usable Product, to fulfill orders received from customers for Product in the Field in the Territory until up to 180 days after the later of (A) the date on which MannKind notifies Sanofi in writing that MannKind intends to Commercialize such Product or has secured an alternative distributor or licensee for the Product and (B) Sanofi has initiated transition of the MAAs and Marketing Approvals for Product in the Field in the Territory to MannKind or such distributor or licensee, but in no event for more for than 12 months after the date of notice of termination. For Product sold by Sanofi after the effective date of a termination (i.e., after the expiration of the applicable termination notice period), the profit-or-loss provisions in Section 6.3 shall continue to apply. Notwithstanding the foregoing, Sanofi and its Affiliates and sublicensees shall cease such activities in the Territory upon 60 days written notice given by MannKind at any time after the effective date of a termination requesting that such activities (or portion thereof) cease. In the case of a termination of this Agreement in its entirety, within 30 days after MannKind has given notice to Sanofi requesting the cessation of activities pursuant to the provision of this Section, Sanofi shall notify MannKind of an estimate of the quantity of Product and its shelf life remaining in Sanofi’s inventory and MannKind shall have the right to purchase any such quantities of Product from Sanofi at a price mutually agreed by the Parties. To the extent MannKind does not purchase such quantities, Sanofi may sell such quantities during the 180 days after the effective date of such termination within the shelf life remaining for Product.

(b) Assignment of Filings and Marketing Approvals. At MannKind’s option, which shall be exercised by written notice to Sanofi, to the extent permitted under Applicable Laws, Sanofi shall assign or cause to be assigned to MannKind or its designee (or to the extent not so assignable, Sanofi shall take all reasonable actions to make available to MannKind or its designee the benefits of) all regulatory filings and registrations (including INDs, MAAs and Marketing Approvals) for Product in the Territory, including any such regulatory filings and registrations made or owned by its Affiliates. MannKind shall notify Sanofi before the effective date of termination, whether the regulatory filings and registrations should be assigned to MannKind or its designee, and if the latter, identify the designee, and provide Sanofi with all necessary details to enable Sanofi to effect the assignment (or availability). If MannKind fails to provide such notification prior to the effective date of termination, Sanofi shall assign the regulatory filings and registrations to MannKind.

(c) Transition. The Parties shall negotiate in good faith a written transition agreement pursuant to which the Parties would effectuate this Section 13.3 to coordinate the transition of relevant obligations and rights to MannKind as necessary to Develop and Commercialize Product in the Field in the Territory to ensure no interruption of therapy or

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coverage for patients, including promptly submitting all necessary filings with Governmental Authorities. Sanofi shall use diligent efforts to cooperate with MannKind or its designee to effect a smooth and orderly transition in the Development and Commercialization of Product in the Territory during the notice and the Wind-down Period. Without limiting the foregoing, Sanofi shall use diligent efforts to conduct, in an expeditious manner, any activities to be conducted under this Section 13.3. MannKind shall use diligent efforts to identify and finalize an agreement or other arrangement with a Third Party in relation to Product or, to the extent MannKind is able to take over such activities under Applicable Laws, take over, directly or through an Affiliate, all activities related to Product in the Territory, and in particular Development activities on-going at the time of the effective date of the termination and the transfer of the regulatory filings and registrations (including INDs, MAAs and Marketing Approvals) into the name of MannKind or MannKind’s designee so that the Wind-down Period will be as limited as possible. On terms to be further clarified in the written transition agreement, Sanofi shall use commercially reasonable efforts to maintain its Government Health Care Program Contracts for the Product bearing the Sanofi National Drug Codes (“NDCs”) during the Wind-down Period. Reasonably in advance of the date upon which MannKind or its designee begins Commercialization of the Product, the Parties shall coordinate to permit MannKind to establish such agreements, and Sanofi shall provide to MannKind (or its designee) all information reasonably necessary to allow MannKind to report government pricing and comply with Applicable Laws. During the Wind-down Period, Sanofi shall work with MannKind and the applicable Government Health Care Programs to transition the Product from Sanofi’s Government Health Care Program Contracts for the Product bearing the Sanofi NDC to MannKind’s Government Health Care Program Contracts for the Product bearing the MannKind NDC (or the NDC of MannKind’s designee) as necessary. The transition agreement shall further clarify the Parties’ respective financial obligations as to allocation of any rebates or chargebacks accrued with respect to Product sold or dispensed during the Wind-down Period (provided, however, that Sanofi shall remain solely liable for such payments as may be accrued, but not yet paid, as of the effective date of termination of this Agreement).

(d) Rights Become Non-Exclusive. Notwithstanding any other provision of this Agreement, following the effective date of termination and during the Wind-down Period, Sanofi’s and its Affiliates’ rights with respect to Product in the Field in the Territory shall be non-exclusive, and, without limiting the foregoing, MannKind shall have the right to engage one or more other distributors and/or licensees of Product in the Field in the Territory.

(e) Continuing Payment Obligations. Any Product sold or disposed of by Sanofi and its Affiliates and sublicensees, in accordance with this Section 13.3 and any Allowable Expenses associated therewith shall be subject to the applicable payment obligations under Article 6.

(f) Licenses. Sanofi hereby grants to MannKind, effective upon termination of this Agreement, a non-exclusive, worldwide (or in the event of a Partial Termination, in the applicable Terminated Region), royalty-free, fully-paid license (with rights to sublicense) to use all Sanofi Technology and any Information and Regulatory Filings generated by Sanofi or its Affiliates with respect to Product, then Controlled by Sanofi or any of its Affiliates as of the effective date of termination, to Develop, Manufacture, have Manufactured, use, Commercialize

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and have Commercialized Product in its form as of the effective date of termination (but excluding any improvements thereafter).

(g) Insulin Supply. In the case of termination of this Agreement in its entirety or in a particular country, Sanofi shall, for up to […***…] months following the effective date of such termination, supply to MannKind and MannKind shall have the right to use, Insulin supplied by Sanofi to MannKind for Product Developed, used, Manufactured and Commercialized in countries in the Territory where Product has been launched and where such Insulin has been approved for use in Product by the applicable Regulatory Authorities, at a price equal to Sanofi’s cost for such Insulin plus […***…] percent ([…***…]%). Upon such termination, Sanofi and MannKind shall agree on the maximum quantity of Insulin to be supplied, with the understanding that such maximum quantity shall not exceed […***…] months’ requirements, as determined by the good faith estimate of the Parties, taking into account previously approved Budgets for Insulin and current sales trends.

(h) Competing Product. In the event that, prior to such termination, Sanofi Develops (mutatis mutandis) or Commercializes (mutatis mutandis) an internally developed Competing Product in accordance with Section 2.8(b)(i), the payment of Allowable Expenses and calculation and sharing of Profit and Loss with respect to each such Competing Product shall survive such termination for a period of […***…] years from the date of the First Commercial Sale of such Competing Product.

13.4 Rights on Termination By Sanofi for Breach or Insolvency of MannKind. Upon the termination of this Agreement by Sanofi pursuant to Section 12.2(a) for MannKind’s uncured material breach of this Agreement (other than a breach of Section 5.2 or a material uncured breach of MannKind’s obligations under the Supply Agreement) or pursuant to Section 12.2(b), Sanofi shall have the option to either (a) return the rights granted hereunder with respect to Product to MannKind, in which case Section 13.4(b) below will apply, or (b) retain its rights to Product hereunder and discontinue MannKind’s participation in the Development, Manufacturing and Commercialization of Product hereunder, in which case Section 13.4(b) below will apply. In the event of a termination of this Agreement pursuant to Section 12.2(a) for MannKind’s uncured material breach of Section 5.2 or a material uncured breach of MannKind’s obligations under the Supply Agreement, Sanofi shall not be able to elect to retain its rights granted hereunder and Section 13.4(a) below will apply. For clarity, in the event of a termination of the Supply Agreement for a material uncured breach of MannKind’s obligations under the Supply Agreement, Sanofi shall have no obligation to terminate this Agreement.

(a) Return of Rights. If Sanofi elects, pursuant to this Section 13.4, to return the rights to the Product to MannKind:

(i) Winding-Down of Development Activities. In the event there are any on-going clinical trials of Product in the Field in the Territory:

(A) The Parties shall work together in good faith to adopt, and Sanofi shall have the final decision-making authority with respect to, a plan to wind-down the Development activities in an orderly fashion, with due regard for patient safety and the rights of

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any subjects that are participants in any clinical trials of Product and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws. Sanofi shall provide to MannKind (or its designee) all information reasonably necessary to allow MannKind to report government pricing and comply with Applicable Law. During the wind-down period, Sanofi shall work with MannKind and the applicable Government Health Care Programs to transition the Product from Sanofi’s Government Health Care Program Contracts for the Product bearing the Sanofi NDC to MannKind’s Government Health Care Program Contracts for the Product bearing the MannKind NDC (or the NDC of MannKind’s designee) as necessary. The wind-down plan shall further clarify the Parties’ respective financial obligations as to allocation of any rebates or chargebacks accrued with respect to Product sold or dispensed during the Wind-down Period (provided, however, that Sanofi shall remain solely liable for such payments as may be accrued, but not yet paid, as of the effective date of termination of this Agreement); and

(B) All costs and expenses incurred from the effective date of the termination in winding-down the Development activities with respect to the applicable Product and otherwise carrying out the plan described in Section 13.4(a)(i)(A) shall be borne solely by MannKind unless the Parties agree otherwise in writing.

(ii) Termination of Licenses. Any and all licenses granted by the Licensors to Sanofi under this Agreement shall terminate, except as otherwise expressly provided herein.

(iii) Sanofi Regulatory Filings (including Marketing Approval). Upon Sanofi’s request and to the extent permitted by Applicable Laws, MannKind may purchase all Regulatory Filings (including Marketing Approval) that are owned by Sanofi or any of its Affiliates for Product, and Sanofi shall assign or cause to be assigned to MannKind or its designees (or to the extent not so assignable, Sanofi shall take all reasonable actions to make available to MannKind or its designee the benefits of) such Regulatory Filings (including INDs, MAAs and Marketing Approval) for Product in the Territory that are so purchased, including any such Regulatory Filings made or owned by its Affiliates, at an amount equal to 100% of the costs incurred by Sanofi and its Affiliates and sublicensees in obtaining such Regulatory Filings.

(iv) Termination Assistance. Sanofi and its Affiliates and sublicensees may continue to sell its inventory of Product in the Territory for up to […***…] months after the effective date of the termination or offer MannKind to purchase the inventories of Product at a price mutually agreed by the Parties. MannKind may to the extent permitted by the applicable Third Party, assume such supply or distribution agreement. MannKind shall provide such other assistance, at no cost to Sanofi, as may be reasonably necessary or useful for Sanofi to terminate the Development or Commercialization of the applicable Product in the applicable countries of the Territory.

(v) Continuing Payment Obligations. Any Product sold or disposed of by Sanofi or its Affiliates, in accordance with this Section 13.4 shall be subject to the applicable payment obligations under Article 6.

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(b) Retention of Rights. If Sanofi elects, pursuant to Section 13.4, to retain the rights to Product:

(i) the JAC shall be disbanded, all approval rights of the JAC shall become approval rights of Sanofi, and MannKind shall no longer have the right to receive any Development or Commercialization reports or other information from Sanofi;

(ii) a Trigger Event (as defined in the Supply Agreement) under the Supply Agreement shall be deemed to have occurred;

(iii) Sanofi shall have the option to cause all Development activities being conducted by MannKind to be taken over by Sanofi;

(iv) Sanofi’s and Licensors’ payment obligations under the Agreement shall remain in full force and effect; and

(v) Section 4.2(d) shall no longer apply.

13.5 Rights on Termination By Sanofi for Safety or Regulatory Reasons. Upon termination of this Agreement under Section 12.3(b), any and all licenses granted by the Licensors to Sanofi under this Agreement shall terminate, except as otherwise expressly provided herein. Following such termination, Sanofi shall have no further obligations with respect to Product.

13.6 Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction in the Territory or where a Party is situated (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all Information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

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13.7 Return of Confidential Information. Upon termination or expiration of this Agreement, except to the extent that a Party retains a license from the other Party as contemplated by this Article 13, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that such Party may keep one copy of such materials for archival purposes only subject to a continuing confidentiality obligations.

13.8 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any rights or obligation accruing prior to such expiration or termination. In addition, upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except those described in the following Articles and Sections: Sections 2.6(b), 7.4, 7.5, 7.6, 8.1, 8.2, 8.3, 8.4, 8.8, 9.1, 10.4, 11.1, 11.2, 11.3 and 12.5, and Articles 1, 13, 14 and 15 (excluding Sections 15.10 and 15.17), which Articles and Sections will survive in accordance with their terms.

ARTICLE 14

DISPUTE RESOLUTION AND GOVERNING LAW

14.1 Disputes. In the event of any dispute arising out of or relating to this Agreement or either Party’s rights or obligations hereunder, except as otherwise provided in this Agreement, the Party wishing to invoke dispute resolution proceedings shall send to the other Party, in accordance with the notice provisions set forth in Section 15.8, a written notice of dispute indicating that such notifying Party wishes to invoke such negotiations pursuant to this Section 14.1 and that sets out in reasonable detail the claims asserted, the nature of the dispute, any facts that are or are not in dispute, and the intended treatment and effect of such pending dispute (“Notice of Dispute”). The Parties shall, through their respective executive officers, first meet and attempt to resolve the dispute in face-to-face negotiations. Unless otherwise agreed in writing by the Parties, this meeting shall occur within fifteen (15) days after either Party provides such notice of dispute to the other Party. If the Parties are unable to resolve such dispute through such negotiations within the earlier of (x) sixty (60) days after the meeting referenced in this Section 14.1 or (y) sixty (60) days after receipt of the Notice of Dispute (or such longer period agreed in writing by the Parties) (“Arbitration Deadline”), then, except in the case of a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, the dispute shall be resolved by binding arbitration in accordance with Section 14.2.

14.2 Arbitration. Any disputes to be resolved by binding arbitration pursuant to Section 14.1 shall be resolved in accordance with the rules of conciliation and arbitration of the International Chamber of Commerce of Paris by a panel of three (3) independent and neutral experienced arbitrators, one (1) chosen by MannKind, one (1) chosen by Sanofi, and the third (3rd) chosen by the foregoing two (2) arbitrators (with such third acting as the chairperson of the panel). The place of arbitration shall be New York, New York. Any arbitration shall be conducted in the English language and the arbitrators shall use the governing law provided for in Section 14.4. The arbitration panel shall issue its decision and award by reasoned, written decision within one (1) year after appointment of the chairperson of the arbitration panel. The

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arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both MannKind and Sanofi. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for the fees and costs of the arbitrators. Each Party agrees to fully perform and satisfy any arbitration award made against it within fifteen (15) days of the service of the award. The taking of evidence in the arbitration shall be guided by the International Bar Association’s 2010 Rules on the Taking of Evidence in International Commercial Arbitration (“IBA Guidelines on Evidence”); provided, however, that the arbitrators shall permit such pre-hearing discovery and such presentation of evidence at any Evidentiary Hearing (as defined in the IBA Guidelines on Evidence) as, in each case, is reasonably necessary for a full and fair understanding and resolution of any legitimate issue raised in the arbitration. The arbitration panel shall ensure that document disclosures are conducted on a timely basis. By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the Parties were determined by litigation in court, including the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal and a right to invoke formal rules of procedure and evidence. For the sake of clarity, any disputes that arise under both this Agreement and the Supply Agreement may be consolidated in a single arbitration. Any settlement discussions or arbitration proceedings occurring under this Agreement shall be conducted in strict confidence. Except as necessary to enforce an award or as required by law, no information or documents produced, generated or exchanged in connection with settlement discussions or arbitration proceedings (including any award(s) that might be rendered by the arbitration panel) shall be disclosed to any person other than counsel without the prior written consent of all Parties to the settlement or arbitration proceedings. This restriction shall not apply to public records or other documents obtained by the Parties in the normal course of business independent of any settlement discussions or arbitration proceedings.

14.3 Court Actions. Nothing contained in this Agreement shall deny either Party the right to seek, upon good cause, injunctive or other equitable relief from a court of competent jurisdiction in the context of an emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceedings.

14.4 Governing Law. This Agreement, and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law. The United Nations Conventions on Contracts for the International Sale of Goods shall not be applicable to this Agreement.

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ARTICLE 15

GENERAL PROVISIONS

15.1 Intervening Events. If the performance of any part of this Agreement by either Party (other than making payment when due) is prevented, restricted, interfered with or delayed by any reason or cause beyond the reasonable control of such Party (including: fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance (save where such strike, lockout, or other labor disturbance is initiated by the employees of the Party which seeks to rely on this clause), acts of God or any acts, omissions or delays in acting of the other Party) (an “Intervening Event”), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such Intervening Event, provided that the affected Party shall use its substantial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. If either Party becomes aware that such an Intervening Event has occurred, is imminent or likely, it will immediately notify the other Party. The Party which is subject to such Intervening Event shall exert all reasonable efforts to overcome it. Such Party will keep the other informed as to the progress of overcoming such Intervening Event.

15.2 Waiver of Breach. The failure of either Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its rights at a later time to enforce such rights. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

15.3 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligation. Either Party may use one or more of its Affiliates to perform its obligation hereunder, provided that the Parties will remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

15.4 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in a prior writing signed by all of MannKind and Sanofi. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Parties hereto.

15.5 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate, in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

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15.6 Entire Agreement. This Agreement (including the Exhibits attached hereto and any letter delivering information referenced herein) and the Supply Agreement, including the Exhibits attached thereto, constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and supersede and cancel all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof and thereof. Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any Person (whether party to this Agreement or not) other than as expressly set out in this Agreement or the Supply Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

15.7 Language. The language of this Agreement and all activities to be pursued under this Agreement is English. Any and all documents proffered by one Party to the other in fulfillment of any provision of this Agreement shall only be in compliance if in English. Any translation of this Agreement in another language shall be deemed for convenience only and shall never prevail over the original English version. This Agreement is established in the English language.

15.8 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To the Licensors: MannKind Corporation 28903 North Avenue Paine Valencia, California 91355 Telephone: (661) 775-5300 Facsimile: (661) 775-2086 Attention: General Counsel	To Sanofi: Sanofi c/o Genzyme 500 Kendall Street Cambridge, MA 02142 Telephone: +1 617 768 6527 Facsimile: +1 617 252 7600. Attention: Vice President, Corporate Business Development

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with a copy to: Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Telephone: (858) 550-6000 Facsimile: (858) 550-6420 Attention: L. Kay Chandler, Esq.	with a copy to: Sanofi 54 Rue La Boétie, 75008 Paris, France Telephone: +33 1 53 77 90 24 Facsimile: +33 1 53 77 43 03 Attention: General Counsel

Any such notice shall be deemed to have been given: (a) when delivered if personally delivered; (b) on the next Business Day after dispatch if sent by confirmed facsimile or by internationally-recognized overnight courier; and/or (c) on the third Business Day following the date of mailing if sent by mail or nationally recognized courier. Notices hereunder will not be deemed sufficient if provided only between or among each Party’s representatives on the JAC.

15.9 Assignment. This Agreement shall not be assignable, pledged or otherwise transferred, nor may any right or obligations hereunder be assigned, pledged or transferred, by either Party to any Third Party without the prior written consent of the other Party, which consent, in the event of a financing transaction by the Party asking for consent, shall not be unreasonably withheld, conditioned or delayed by the other Party; except either Party may assign or otherwise transfer this Agreement without the consent of the other Party to an entity that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise; provided that intellectual property rights that are owned or held by the acquiring Person to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed hereunder. In addition, either Party shall have the right to assign or otherwise transfer this Agreement to an Affiliate upon written notice to the non-assigning Party; provided, however, the assigning or transferring Party shall continue to remain liable for the performance of this Agreement by such Affiliate and, prior to the Effective Date, Sanofi may assign this Agreement to any Affiliate. Nothing herein shall be deemed to prohibit MannKind or any of its Affiliates from granting a security interest in this Agreement and any rights hereunder to any Third Party in connection with any financing transaction to the extent provided under (and subject to the restrictions on the rights of secured parties contained in) Sections 9-406 and 9-408 of the New York Uniform Commercial Code. In addition, MannKind or any Affiliate of MannKind shall have the right to sell, assign, pledge or otherwise transfer any accounts and payment intangibles (each as defined under the New York Uniform Commercial Code but including, for the avoidance of doubt, rights to payment of MannKind pursuant to Sections 6.2 and 6.3) in connection with any financing transaction. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 15.9 shall be null and void.

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15.10 Change of Control of MannKind.

(a) If MannKind’s Board of Directors determines to pursue a Change of Control of MannKind (whether such determination is made in response to an offer or term sheet submitted by a Third Party or such determination is made by the Board of Directors independently of any such Third Party offer or term sheet), MannKind shall provide written notice to Sanofi of such determination no later than the date MannKind or its representatives first notifies any potential Third Party acquirer of such determination, so that Sanofi may, at its discretion, participate in the sale process and negotiate with MannKind for the potential acquisition of MannKind by Sanofi. MannKind shall not enter into a Change of Control transaction with a Third Party within the thirty (30) day period following delivery of such notice to Sanofi. MannKind shall ensure that during the Term of this Agreement that neither TICV nor BV undergoes a Change of Control other than a transaction in which MannKind undergoes the same Change of Control.

(b) In the case MannKind, BV or TICV undergoes a Change of Control involving […***…], Sanofi may by written notice delivered to MannKind within thirty (30) days after the first public announcement of such Change in Control, elect to retain its rights to Product hereunder and discontinue MannKind’s participation in the Development, Manufacture, and Commercialization of Product hereunder, in which case Section 13.4(b) shall apply.

15.11 No Partnership or Joint Venture. Nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or shall be deemed, to establish a joint venture or partnership between Sanofi and the Licensors. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

15.12 Standstill Agreement. Until the date that is five years after the Effective Date (the “Standstill Period”), none of Sanofi, Sanofi’s Affiliates, nor any of their respective directors, officers, employees, agents or representatives (provided such person is acting on behalf of Sanofi) will, in any manner, directly or indirectly, without the prior express written consent of MannKind:

(a) make, effect, initiate, directly participate in or cause (i) any acquisition of beneficial ownership of any securities of MannKind or any securities of any subsidiary or other Affiliate of MannKind, if, after such acquisition, Sanofi would beneficially own more than 5% of the outstanding common stock of MannKind, (ii) any acquisition of any assets of MannKind or any assets of any subsidiary or other Affiliate of MannKind, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving MannKind or any subsidiary or other Affiliate of MannKind, or involving any securities or assets of MannKind or any securities or assets of any subsidiary or other affiliate of MannKind or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the SEC) or consents with respect to any securities of MannKind; provided that nothing in this Section 15.12 shall preclude any activities of Sanofi or its Representatives with

***Confidential Treatment Requested

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respect to the grant by MannKind or any Affiliate of MannKind of any license in each case to Sanofi or any of its Affiliates as contemplated by this Agreement;

(b) form, join or participate in a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to the beneficial ownership of any securities of MannKind;

(c) act, alone or in concert with others, to seek to control the management, board of directors or policies of MannKind;

(d) take any action that would reasonably be expected to require MannKind to make a public announcement regarding any of the types of matters set forth in Section 15.12(a);

(e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in Section 15.12(a), (b), (c) or (d);

(f) assist, induce or encourage any Third Party to take any action of the type referred to in Section 15.12(a), (b), (c), (d) or (e); or

(g) enter into any discussions, negotiations, arrangement or agreement with any Third Party relating to any of the foregoing.

For purposes of this Agreement, a Party’s “Representatives” will be deemed to include each person or entity that is or becomes (i) an Affiliate of such Party, or (ii) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of such Party or of any of such Party’s Affiliates, providing such person is acting on behalf of such Party.

Notwithstanding the foregoing, Section 15.12 shall no longer apply (i) during a period commencing with MannKind’s announcement in a filing with the SEC or a press release that (a) it is seeking a purchaser for itself or (b) is otherwise exploring strategic options in this regard, and ending with MannKind’s announcement in a filing with the SEC or a press release that is terminating such search or exploration; (ii) during the period beginning with the commencement by a Third Party of a publicly-announced tender or exchange offer for more than 50% of voting power of the outstanding voting securities of MannKind, and ending with the termination by such Third Party of such tender or exchange offer; or (iii) if MannKind announces in a filing with the SEC or a press release a transaction, or an intention to effect any transaction, which would result in (a) the sale by MannKind or one or more Affiliate(s) of assets representing 50% or more of the consolidated assets of MannKind; or (b) the common shareholders of MannKind immediately prior to such transaction owning less than 50% of the outstanding common stock of the acquiring entity or, in case of a merger transaction, the surviving corporation (or, if the surviving corporation is an Affiliate of a parent company, the parent company); provided that, in the case of clause (ii) Sanofi has not directly or indirectly taken any action prohibited under this Section 15.12.

The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

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15.13 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive; (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section or other subdivision; (d) references in this Agreement to “days” shall mean calendar days; (e) the singular shall include the plural and vice versa; and (f) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under IFRS, or if not defined by IFRS, the meaning applied to it by Sanofi in preparing its publicly reported financial statements, in each case, consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.

15.14 Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

15.15 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE OR RIGHT GRANTED HEREUNDER; provided, however, that this Section 15.15 shall not be construed to limit either Party’s indemnification obligations with respect to Third Party Claims under Article 11.

15.16 Antitrust Filings/Agreement Effectiveness. Each of MannKind and Sanofi shall use its reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party, pursuant to the Antitrust Laws, with any Governmental Authority (the “Filings”) with respect to this Agreement and the transactions contemplated hereby, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, each of MannKind and Sanofi agrees to prepare and make appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable, but in any event within ten (10) Business Days after the Execution Date (the “HSR Filing Date”). The Parties agree to cooperate and consult with each other in connection with the making of all Filings. Sanofi will pay all fees, payable to any Governmental Authority, associated with Filings. Other than the provisions of this Section 15.16, the rights and obligations of the Parties under this Agreement shall not become effective until the earliest date on which all of the following have occurred: (i) the waiting period provided by the HSR Act, and those associated with any other of the Filings which the Parties reasonably conclude must be obtained prior to making the rights and

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obligations of this Agreement effective, shall have terminated or expired; and (ii) either (A) MannKind and Hoechst GmbH (or its permitted assignee) have entered into the “Loan Documents” as defined and described in the Commitment Letter between MannKind and Hoechst GmbH dated of even date herewith (the “Commitment Letter”) or (B) MannKind, in its sole discretion, has terminated the Commitment Letter and waived in writing the condition set forth in the preceding subclause (A) of this clause (ii) (such date, the “Effective Date” of this Agreement), provided that, pursuant to Section 15.9 hereof, Sanofi shall be permitted to assign this Agreement to any Affiliate at any time between the Execution Date and the Effective Date. Upon the occurrence of the Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties. In the event that (I) any such clearance associated with the Filings is not obtained, or (II) the Loan Documents are not executed within 120 days after the Execution Date (or such later date as agreed in writing by the Parties), this Agreement may be terminated by either Party; provided that a Party shall not have the right to terminate under clause (II) of this sentence if the Loan Documents have not been executed as a result of a breach by such Party (or, in the case of Sanofi, by Hoechst GmbH or its permitted assignee) of the Commitment Letter (for so long as such Party is in breach) or if MannKind has terminated the Commitment Letter.

15.17 Restrictions on Sale of Profit Share. None of the Licensors shall enter into any transaction or arrangement pursuant to which (i) it receives a fixed (single or recurring) sum in exchange for any portion of its share of Profits (other than in connection with a permitted assignment of this Agreement pursuant to Section 15.9); or (ii) borrows any sums against its share of Profits on a non-recourse basis; in each case without the prior written consent of Sanofi, not to be unreasonably withheld, conditioned or delayed.

ARTICLE 16

COMPLIANCE WITH LAW

16.1 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of MannKind and Sanofi are subject to prior compliance with export and import regulations and such other laws and regulations in effect in such jurisdictions or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of any relevant countries. The Licensors and Sanofi shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

16.2 Securities Laws. Each of the Parties acknowledges that it is aware that the securities laws of the United States and the securities laws of other countries prohibit any person who has material non-public information about a publicly listed company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Party agrees to comply with such securities laws make its Affiliates, employees and agents aware of the existence of such securities laws and their need to comply with such laws.

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16.3 Conduct of Activities. As to all matters contained in this Agreement, each Party shall conduct the activities allocated to it in compliance in all material respects with all Applicable Laws and in accordance with good scientific, clinical and manufacturing practices and applicable industry ethical codes, applicable under the laws and regulations of the country in which such activities are conducted. Each Party represents, warrants and covenants to the other Party as of the Effective Date that:

(a) it is familiar with the provisions and restrictions contained in the OECD Convention and FCPA and it has adopted and maintains an FCPA policy;

(b) In the performance of its obligations under this Agreement, it shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws, and shall obtain and maintain all licenses, permits, approvals and other authorizations applicable to it in order to enable it to perform its respective obligations hereunder.

(c) its and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a Public Official or Entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party (it being understood that such Party, and to its knowledge, its and its Affiliates’ employees and contractors, has not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such Party’s obligations under this Agreement, and shall not, directly or indirectly, engage in any of the foregoing).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the Execution Date.

SANOFI-AVENTIS DEUTSCHLAND GMBH

By:	/s/ Emmanuel Siregar
Name:	Emmanuel Siregar
Title:	VP HR Sanofi Germany

By:	/s/ ppa. Bergmann
Name:	Bergmann
Title:	Head of Finance

[SIGNATURE PAGE TO LICENSE AND COLLABORATION AGREEMENT]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the Execution Date.

MANNKIND CORPORATION

By:	/s/ Alfred E. Mann
Name:	Alfred E. Mann
Title:	Chairman & CEO

[SIGNATURE PAGE TO LICENSE AND COLLABORATION AGREEMENT]

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IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the Execution Date.

TECHNOSPHERE INTERNATIONAL C.V. By: MannKind Corporation, its General Partner

By:	/s/ Matthew J. Pfeffer
Name:	Matthew J. Pfeffer
Title:	Corporate Vice President and Chief Financial Officer

[SIGNATURE PAGE TO LICENSE AND COLLABORATION AGREEMENT]

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IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the Execution Date.

MANNKIND NETHERLANDS B.V.

By:	/s/ Matthew J. Pfeffer
Name:	Matthew J. Pfeffer
Title:	Managing Director

[SIGNATURE PAGE TO LICENSE AND COLLABORATION AGREEMENT]

CONFIDENTIAL

EXHIBIT A

MANNKIND TRADEMARK LICENSE

This Exhibit sets forth the terms of the license granted with respect to the trademark(s) and/or trade name(s) owned by the Licensors that are set forth on EXHIBIT A-1 (the “MannKind Trademarks”). All capitalized terms used and not otherwise defined in this Exhibit will have the meaning given such terms in this Agreement. References in this EXHIBIT A to MannKind shall refer to TICV or BV as applicable outside the United States.

1. License to MannKind Trademarks. Subject to the terms and conditions of this Agreement, including this EXHIBIT A, the Licensors hereby grant to Sanofi during the Term a non-exclusive license, with the right to grant limited sublicenses pursuant to Section 2.4 of this Agreement, to use the MannKind Trademarks, solely in connection with Developing, obtaining Marketing Approval of, Manufacturing, having Manufactured, using and Commercializing Product in the Field in the Territory.

2. Quality Control. All uses by Sanofi and its Affiliates and sublicensees of the MannKind Trademarks shall be in compliance with all Applicable Laws and shall be in accordance with such commercially reasonable quality standards as have been used by Sanofi in the past for comparable products. In all packaging, labeling, advertising, promotional and other material of Sanofi and its Affiliates and sublicensees referencing the MannKind Trademarks, Sanofi and its Affiliates and sublicensees shall not: (a) vary the spelling, add or delete hyphens, abbreviate, make one word two, or use a possessive or plural form of the MannKind Trademarks; (b) modify the design, add or delete any elements or words, change any colors or proportion of the MannKind Trademarks; (c) use the MannKind Trademarks in a manner which disparages MannKind or any of its products or services; or (d) use the MannKind Trademarks in a manner that interferes with or adversely affects MannKind’s use of the MannKind Trademarks; in each case except to the extent required by Applicable Laws, provided that Sanofi will review and discuss with MannKind any such exceptions required by Applicable Laws before using the MannKind Trademarks pursuant to such exception. At the request of MannKind, Sanofi will provide from time to time copies of packaging, labeling, advertising, promotional and other material of Sanofi or its Affiliates referencing the MannKind Trademarks to allow MannKind to confirm compliance with the foregoing.

3. Ownership Rights, as Between Parties. MannKind shall own and shall retain the ownership of the entire right, title and interest in and to the MannKind Trademarks. Sanofi acknowledges, as between the Parties, the exclusive right, title and interest of MannKind in and to the MannKind Trademarks and will not do or cause to be done any act or thing contesting or, in any way, impairing any part of said right, title and interest for the Term and after its expiration. Sanofi will not, and will require that its Affiliates not, make any representations or take any actions, which may be taken to indicate that it has any right title or interest in or to the ownership or use of the MannKind Trademarks except under the terms of this Agreement, including this EXHIBIT A, and acknowledges that nothing contained in this Agreement, including this EXHIBIT A, shall give Sanofi or any of its Affiliates any right, title or interest in or to the MannKind Trademarks except the license rights granted under Section 1 of this EXHIBIT A.

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4. Registration of the MannKind Trademarks. MannKind shall, at its own cost and expense, and in its sole discretion, file within the Territory and endeavor in good faith to obtain the registration of the MannKind Trademarks in the Territory, and when registered, thereafter maintain the applicable MannKind Trademark in the Territory at its own expense.

5. Enforcement. Sanofi shall, as soon as practicable after receiving notice of any potential infringement of a MannKind Trademark in the Territory, inform MannKind of any such potential infringement. MannKind shall have the first right and discretion to bring infringement or unfair competition proceedings involving the MannKind Trademark in the Territory and MannKind shall bear all costs in connection with any such proceedings. Sanofi shall cooperate with MannKind in any such proceedings at its own expense including by giving testimony and producing documents and materials supporting the MannKind Trademark, and shall endeavour to cause the employees of Sanofi, as appropriate, to cooperate with MannKind, all at MannKind’ expense. Any recoveries obtained as a result of any infringement litigation undertaken by MannKind alone or in settlement of such infringement shall be retained by MannKind. Sanofi shall have the right, but shall not be obliged, to participate with MannKind as a party plaintiff in any infringement or unfair competition action undertaken by MannKind hereunder in the Territory, at Sanofi’s costs and expense, and any recovery obtained shall be shared between MannKind and Sanofi in proportion to incurred expenses, except that any recovery with respect to unfair competition claims in the Territory shall be retained solely by Sanofi. Should MannKind fail to institute infringement proceedings in the Territory, Sanofi, if it deems necessary, shall have the right but shall not be obligated, to bring suit for such infringement under its name and at its own costs and expenses. MannKind shall cooperate with Sanofi in any such proceedings at its own expense including giving testimony and producing document and material supporting the MannKind Trademark and shall endeavour to cause the employees of MannKind, as appropriate, to cooperate with Sanofi, all at Sanofi’s expense. Any recoveries obtained in suit for trademark infringement litigation or in settlement of such infringement undertaken without MannKind’ involvement shall be retained by Sanofi.

6. Infringement of Third Party rights by the MannKind Trademarks. MannKind shall: (i) defend, through counsel of its choosing, at its own cost and expense, any claim from a Third Party that claims that the MannKind Trademarks infringe such Third Party’s intellectual Property in the Territory; (ii) consult with Sanofi, take into consideration Sanofi’s comments, incorporate and act on such comments to the extent reasonable in defending against any such claim; and (iii) release and hold Sanofi, its Affiliates and sublicensees harmless from any liabilities arising from or connected with any such claim.

7. Goodwill. Any accretion of goodwill derived by Sanofi or any of its Affiliates to the extent attributed to the MannKind Trademarks shall accrue to MannKind and MannKind may call for, and Sanofi will provide, and require its Affiliates to provide, a confirmatory assignment thereof.

8. Registered User. Where reasonably required to carry out the purpose of the Agreement, MannKind shall make applications to the applicable Governmental Authority for the registration of Sanofi or any of its Affiliates as a registered user of the MannKind Trademarks, and Sanofi

A-2.

CONFIDENTIAL

and its Affiliates and sublicensees shall cooperate with MannKind in making such applications. Sanofi and its Affiliates and sublicensees shall take reasonable actions requested by MannKind at MannKind’s expense which may be necessary or desirable for registering and maintaining registration of Sanofi and its Affiliates and sublicensees as registered users of the MannKind Trademarks.

9. Reasonable Assistance. Sanofi shall, and shall require its Affiliates to, reasonably cooperate, upon request, with MannKind or its authorized representative to provide information as to its use of the MannKind Trademarks which MannKind may require and will render any assistance reasonably required by MannKind in securing and maintaining the registration(s) of the MannKind Trademark in the Territory.

10. Further Acts. MannKind shall execute, acknowledge and deliver such instruments and do all such other acts as may be necessary or appropriate in order to have this Agreement recorded by any authority operating as a trademark office in the Territory or in order to ascertain or confirm Sanofi’s right to use the MannKind Trademarks.

A-3.

CONFIDENTIAL

EXHIBIT A-1

MANNKIND TRADEMARKS

Attached.

A-4.

Confidential

Trademarks

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EXHIBIT B

PAYMENT OF EXPENSES; SHARING OF PROFIT

Attached.

B-1.

EXECUTION VERSION

EXHIBIT B

PAYMENT OF EXPENSES; SHARING OF PROFIT

This EXHIBIT B to the License and Collaboration Agreement (the “Agreement”), dated as of August 11, 2014, between MANNKIND CORPORATION (“MannKind”), TECHNOSPHERE INTERNATIONAL C.V. (“TICV”), MANNKIND NETHERLANDS BV (“BV” and together with MannKind and TICV, the “Licensors”) and SANOFI-AVENTIS DEUTSCHLAND GMBH (“Sanofi”), addresses the accounting policies and procedures to be followed with respect to Allowable Expenses and determination and sharing of Profit (where applicable) separately for the United States on the one hand and all other countries in the Territory, cumulatively, on the other hand. Capitalized terms used and not otherwise defined in this EXHIBIT B shall have the meanings set forth for such terms in the Agreement.

1. General Principles. The Parties acknowledge and agree that the accounting policies and procedures be followed with respect to computation of Allowable Expenses and computation and sharing of Profit (including the computation of the individual components thereof) is intended to be consistent with the accounting policies and procedures used by Sanofi in generating its publicly-reported financial statements in accordance with International Financial Reporting Standards (“IFRS”). Each Party shall prepare and provide all reports and calculations required hereunder in accordance with such accounting policies and procedures. Notwithstanding the foregoing, (a) if a specific category of Allowable Expense described below is also one accounted for in Sanofi’s books and records, then the amounts recorded in Sanofi’s books and records shall control provided that they are consistent with IFRS and Sanofi’s publicly-reported financial statements; and (b) if IFRS changes after the Effective Date in any manner that would affect computations hereunder, the Parties shall implement such change in a manner consistent with Sanofi’s implementation of such change in Sanofi’s publicly-reported financial statements.

2. Reporting of Allowable Expenses. Within 15 days after the end of each Calendar Quarter beginning with the first full Calendar Quarter after the Execution Date, MannKind will provide Sanofi with a written report (each, a “Quarterly Report”) setting forth the Allowable Expenses incurred by MannKind or its Affiliates for such Calendar Quarter (including, in the first such report, the Allowable Expenses incurred from the Effective Date until the beginning of the first full Calendar Quarter) in reasonable detail sufficient to enable Sanofi’s calculations of Profit as set forth in Section 3. Neither Party shall be entitled to include Allowable Expenses in such Profit calculations that exceed the Budget for such Allowable Expenses by more than ten percent (10%) unless otherwise approved by the JAC; provided that the JAC shall in good faith consider adjustments to the Budgets for any Allowable Expenses to accommodate unexpected circumstances that arise following the determination of the applicable Budget.

3. Sharing of Profit and Loss. “Profit” shall equal the positive amount of (a) Net Sales of Product in the Territory plus any additional net revenue received from sublicensees of the Product (collectively, “Net Receipts”) less (b) Allowable Expenses. “Loss” shall equal the positive amount of Allowable Expenses less Net Receipts. Subject to the terms of this EXHIBIT B, the Parties shall share Profit and Loss on the basis of thirty-five percent (35%) to MannKind and sixty-five (65%) to Sanofi (the “Sharing Percentages”).

1.

3.1 Periodic Calculations. Sanofi shall be responsible for the calculation of Profit and Loss and the determination of the cash payment to or from the Licensors for each Calendar Quarter of the Term so that following such payment each Party has borne the Sharing Percentage of Profit or Loss.

3.2 Calculation of Profit. All calculations of Profit and Loss will be made using, and all defined and undefined terms will be construed in accordance with the principles set forth in Section 1 of this EXHIBIT B. Without limiting the foregoing, no cost item will be included more than once in calculating any Allowable Expenses or Profit. For the sake of example only, a sample demonstration of the Profit sharing calculations are set forth as SCHEDULE B-2 to this EXHIBIT B.

4. Profit/Loss Reporting and Payment.

4.1 Profit/Loss Statement.

(a) The reporting and determination of Profit and Loss shall be governed by a statement of Profit and Loss for the applicable Calendar Quarter (the “Profit/Loss Statement”). Sanofi will provide to MannKind, by the submission dates set forth in Section 4.1(b), a Profit/Loss Statement (i) showing the results for the applicable Calendar Quarter (including the Calendar Year-to-date) in a similar form to that attached hereto as SCHEDULE B-1, (ii) comparing the applicable Calendar Quarter (including the Calendar Year-to-date) results to the Budgets, (iii) calculating Profit or Loss for the applicable Calendar Quarter and (iv) determining the cash payment to or from the Licensors for the applicable Calendar Quarter. To the extent any Calendar Year-end adjustments are determined in good faith by Sanofi to be appropriate, an appropriate adjustment to Profit or Loss for the applicable Calendar Year will be made and an appropriate payment will be made by the applicable Party within thirty (30) days following receipt of the Profit/Loss Statement describing such adjustment; provided, however, that in the event of a dispute between the Parties with respect to whether any such adjustment is appropriate, such dispute will be referred to the JAC for resolution pursuant to Section 3.1 of the Agreement. Any such adjustment payment will be without interest if such amount is less than ten percent (10%) of Profit or Loss for such Calendar Year and will bear interest at the rate set forth in Section 7.6 of the Agreement if the absolute value of such amount is greater than or equal to ten percent (10)% of Profit or Loss for such Calendar Year.

2.

(b) Reporting of Profit and Loss will be performed as follows:

Reporting Event	Frequency	Timing of Submission
Actuals	Each Calendar Quarter	The earlier of (i) the day that Sanofi reports its earnings or (ii) 30 days following the end of each Calendar Quarter

Adjustment	Each Calendar Year	The earlier of (i) the day that Sanofi reports its earnings or (ii) 45 days following the end of each Calendar Year

4.2 Payment of Profit. For each Calendar Quarter, Sanofi or Licensors, as applicable, shall make any payment of Profit or Loss as determined pursuant to Section 1 no later than fifteen (15) days following Sanofi’s delivery of the Profit/Loss Statement for such Calendar Quarter (the “Payment Date”). The Licensors shall be jointly and severally liable for payment of any such Loss. Payments of Profit or reimbursements of Loss made by one Party to the other after the Payment Date shall accrue interest from the applicable Payment Date at a rate per quarter of two point zero six percent (2.06%) (equivalent to eight point five percent (8.5%) annually) until such outstanding amounts are paid to the applicable Party. If MannKind disputes an amount provided in the Profit/Loss Statement, then such disputed amount shall be reviewed by the JAC and any payment owed with respect to the undisputed amounts in the Profit/Loss Statement shall be paid within fifteen (15) days following Sanofi’s delivery of such Profit/Loss Statement.

4.3 Foreign Exchange. The functional currency for accounting for Profit will be Euros, except for Profit within the United States, which shall be in U.S. Dollars. The Profit/Loss Statement will be translated into Euros using Sanofi’s standard exchange rate conversion methodology.

5. Definitions. As used in this EXHIBIT B and as a supplement to the definitions set forth in Article 1 of the Agreement, the following terms shall have the meanings set forth in this Section 5 unless otherwise specifically provided herein.

5.1 “Allocable Overhead” means (for any particular cost item) a Party’s internal allocation (determined in accordance with the last two (2) sentences of this Section 5.1), based on direct project headcount or other generally accepted activity-based accounting methods, of indirect overhead costs incurred by a Party or any of its operating units to support and carry out the activities of the specific business function, such as Development, obtaining or maintaining Regulatory Filings, Manufacturing (which, for the avoidance of doubt, shall be included solely as Cost of Goods under the Supply Agreement) and Commercialization, with respect to Product for the Territory, which indirect costs may include but are not limited to: indirect labor costs;

3.

occupancy costs; repair and maintenance costs; office supplies and service costs; equipment costs; insurance costs; outside professional and other service costs; and excise taxes and other taxes including those related to the U.S. Affordable Care Act. Such overhead will exclude any indirect costs associated with any excess or unused capacity. Except as provided herein, overhead costs of a Party or operating units that are not engaged in the Development, obtaining or maintaining Regulatory Filings, Manufacturing or Commercialization of Product in the Territory, including, by way of example only, executive management, investor relations, business development, legal affairs, human resources and finance, will not be recoverable as Allocable Overhead or otherwise. The Parties acknowledge and agree that each Party’s Allocable Overhead for all applicable cost items shall be determined by mutual agreement of the Parties on an annual basis prior to each Calendar Year and such agreed-upon annual Allocable Overhead amount shall be the amount used for such Calendar Year for all calculations of Allowable Expenses hereunder. For the sake of clarity, neither Party shall be entitled to any reimbursement for Allocable Overhead that exceed such mutually agreed-upon annual Allocable Overhead amount.

5.2 “Allowable Expenses” means those costs and expenses incurred by the Parties or for their account that are specifically attributable or related to the Development, JAC-approved Product- and process-improvements (but not to the extent included in Cost of Goods), obtaining or maintaining Regulatory Filings, Manufacturing or Commercializing of Product in the Territory, and consisting of: (i) Paid Price, as trued-up to Cumulative COGS in accordance with Section 4.1(c) of the Supply Agreement, with respect to Product manufactured by or for MannKind; (ii) Cost of Goods for Product manufactured by or for Sanofi; (iii) Development Expenses; (iv) Commercial Expenses; (v) Replacement Supply Costs; and (vi) costs arising under or relating to sublicense agreements for Product.

5.3 “Commercial Expenses” shall mean, with respect to the applicable Calendar Quarter, the sum of the following costs and expenses (each of which is specified below) incurred by the Parties and their Affiliates after the Execution Date, in each case to the extent directly attributable to the Commercialization of Product in the Field in the Territory in such Calendar Quarter in accordance with the Commercialization Plan and the Commercialization Budget, excluding the Cost of Goods for Product used in conducting or performing such activities, calculated on a fully burdened basis (i.e., Commercial Expenses shall include Allocable Overhead specifically attributable thereto):

(a) Advertising;

(b) Distribution;

(c) Education;

(d) Legal and Litigation;

(e) Marketing Management;

(f) Market Research;

(g) Promotion;

4.

(h) Selling Expenses; and

(i) any other expenses included in the Commercialization Budget approved by the JAC.

The costs of activities that promote a Party’s business as a whole without being product specific (such as corporate image advertising) are specifically excluded from Commercial Expenses. To the extent multiple products are involved and some of such products are not the Product, then such allowances will be allocated on a pro rata basis consistent with Sanofi’s standard internal allocation methodology. Commercial Expenses shall not include any costs or expenses that have been included in Cost of Goods, Development Expenses or any time spent traveling to or attending any meeting of the JAC, or any subcommittee or working group of the foregoing.

“Advertising” shall mean all media costs associated with Product advertising in the Territory including, but not limited to production expense/artwork including set up; design and art work for an advertisement; consumer and professional internet and digital media spending; social media spending; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.

“Distribution” shall mean the sales commissions payable to distributors and the portion of distribution costs relating to moving Product in the Territory from the manufacturing point to a warehouse to the customer as follows: landing costs and duties (in-house or subcontracted), handling and transportation to fulfill orders including export/import taxes, insurance and transit running costs, etc. (excluding such costs, if any, treated as a deduction in the definition of Net Sales); customer services, including order entry, billing and adjustments, inquiry and credit, collection, and litigation with customers concerning orders/deliveries; order administration; and departments coordinating sales forecasts and supply management; physical distribution centers and other direct cost of storage and distribution of the Products, including distribution and storage subcontracted to third parties; distribution services between physical distribution centers and commercial activities; local supply chain department; transportation packaging modifications as a result of marketing decisions or regulatory requirements; and the costs of the traffic department where there is a separate department that has responsibility for administration of freight costs. “Distribution” at the local country level shall be deemed to apply at a rate equal to two percent (2%) of Net Sales in the United States and five percent (5%) of Net Sales in all countries of the Territory other than the United States, as applicable, in such Calendar Quarter.

“Education” shall mean expenses associated with professional education with respect to Product in the Territory through any means, including, but not limited to, articles appearing in journals, newspapers, magazines or other media; seminars, and scientific exhibits; symposia, advisory boards and opinion leader development activities; peer-to-peer activities; speakers programs, including training of such speakers; transporting, housing and maintaining sales representatives for training and the costs of all training materials used for such purpose; medical management and support; the coordination of medical information requests and field based medical scientific liaisons with respect to Product, including activities of medical scientific liaisons and the provision of medical information services.

5.

“Legal and Litigation” shall mean the expenses associated with general, worldwide administrative legal and litigation expenses for Product including Losses from any Third Party Claims relating to the Manufacturing or Commercializing of the Product and costs associated with recall or withdrawal of Product other than, in each case, expenses, Losses and costs subject to indemnification under Section 11.1 or 11.2 of the Supply Agreement or under Section 11.1 or 11.2 of this Agreement, or relating to or arising from a Party’s gross negligence or willful misconduct; and real losses on receivables (other than Net Sales) that have become irrecoverable; insurance liabilities for Product; and license fees, royalties and other payments under licenses to the extent attributable to, and based on, the Development, Manufacture or Commercialization of Product.

“Marketing Management” shall mean expenses for product management and sales promotion management, including, but not limited to, costs associated with developing overall sales and marketing strategies at the global and country level (e.g., product line or customer segment); launch meetings; advertising and public relations agencies, including development and distribution of selling and advertising and promotional materials; developing reimbursement programs; call center set-up, maintenance and operation for personnel used in connection therewith as well as planning and programs for Product in the Territory. In addition, payments to Third Parties in connection with trademark selection, filing, prosecution and enforcement in the Territory will be included in this category.

“Market Research” shall mean expenses for primary and secondary market and consumer research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of Product in the Territory, such as primary and secondary market share services (e.g., IMS data), special research testing and focus groups.

“Promotion” shall mean the expenses associated with programs to promote Product in the Territory directly to the prescriber or end user, including, but not limited to, expenses associated with promoting products directly to the professional community such as professional literature; costs associated with patient assistance programs; promotional material costs; patient aids and detailing aids; sales force tools and aids; managed care programs charged directly to the brand (including speaker programs, distribution of promotional material, contract administration, etc.); field force meetings and training; professional agency fees; direct field funding; public relations; pharmacy programs; coupons and voucher programs; advocacy; sponsorships; scientific and medical promotion, including expenses associated with grants and medical education, conventions, non-certified medical expense medical activities, scientific publications, commercial and medical advisory boards, field medical events, evidence-based medicine non-research projects; and Product samples (which, for the avoidance of doubt, will not be double counted with associated costs contained in Paid Price or Cumulative COGS), including associated expenses such as per unit costs, costs of distributing samples from the warehouse to sales representatives or fulfillment warehouses, and any other costs related to Product samples such as sample fulfillment, sample optimization programs, and management fees for sample voucher programs (i.e., vouchers provided by the physicians to patients in order to obtain free trade units at the pharmacy).

“Selling Expenses” shall mean the following costs directly associated with the efforts of field sales representatives with respect to Product in the Territory: field sales force; field

6.

medical liaisons, field sales offices; home offices; staffs directly involved in the management of and the performance of the selling functions; and payments to Third Parties under contract sales and marketing agreements. The costs of detailing sales calls will be allocated at an accounting charge rate consistently applied within and across Sanofi’s operating units consistent with the internal charge rate used by Sanofi for its own internal cost accounting purposes for products other than the Product (excluding internal profit margins and markups). Selling Expenses may be allocated differently on a country-by-country basis but in any event shall be determined consistently with the manner in which Sanofi prepares its internal financial statements.

5.4 “Cost of Goods” shall have the meaning set forth in the Supply Agreement.

5.5 “Development Expenses” shall mean, with respect to the applicable Calendar Quarter, the costs and expenses incurred by a Party or any of its Affiliates after the Execution Date in conducting or performing Development activities in the Field in the Territory in such Calendar Quarter in accordance with the Development Plan and the Development Budget, excluding the Cost of Goods for Product used in conducting or performing such studies and other activities, calculated on a fully burdened basis (i.e., Development Expenses shall include Allocable Overhead specifically attributable thereto). Development Expenses shall include all Regulatory Expenses and payments and accruals recorded in such Party’s accounting system according to its standard accounting practices and IFRS.

5.6 “Regulatory Expenses” shall mean, with respect to the applicable Calendar Quarter, the costs and expenses incurred by a Party or any of its Affiliates after the Execution Date in connection with filing, revising, obtaining or maintaining Regulatory Filings with respect to Product in the Field in the Territory in such Calendar Quarter in accordance with the Development Budget, excluding the Cost of Goods for Product used in conducting or performing such activities, calculated on a fully burdened basis (i.e., Regulatory Expenses shall include Allocable Overhead specifically attributable thereto). Regulatory Expenses shall include payments and accruals recorded in such Party’s accounting system according to its standard accounting practices and IFRS.

5.7 “Replacement Supply Costs” shall mean costs and expenses incurred by Sanofi in connection with establishing replacement source(s) of supply and associated supply chain following a Trigger Event (as defined in the Supply Agreement) except to the extent reimbursed by MannKind under the Supply Agreement.

7.

SCHEDULE B-1

PROFIT/LOSS STATEMENT

	Sanofi	MannKind	Total
REVENUES
Sublicensing Revenue
Total Net Sales
Paid Price
Distribution
Gross Profit
OPERATING EXPENSES
Development Expenses:
Clinical trials
CMC development
Allocable Overhead
Total Development Expenses
Commercial Expenses:
Advertising
Education
Legal and Litigation
Marketing Management
Market Research
Promotion
Selling Expenses
Allocable Overhead
Total Commercial Expenses
Profit (loss)
Adjustments per Section 4.1:
Balancing Payment
Interest on outstanding payments of Profit or Loss
Total

8.

SCHEDULE B-2

EXAMPLE OF PROFIT/LOSS SHARE CALCULATIONS

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EXHIBIT C

MANNKIND PATENTS

Attached.

C-1.

July 31, 2014

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Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
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***Confidential Treatment Requested

July 31, 2014

Confidential

15

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
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***Confidential Treatment Requested

July 31, 2014

Confidential

16

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

17

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
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[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

18

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
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[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

19

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
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[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

20

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

21

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

July 31, 2014

Confidential

22

Reference #	Country Name	Serial #	Filed Date	Patent #	Issue Date	Status	*Anticipated Expiration Date	**PRODUCT- specific or Platform
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

*	Expiration dates are computer generated and may not take into account patent term adjustments, patent term extensions, terminal disclaimers or the like. These dates should be used as general guides only.
**	The classification of pending applications as Product-specific or Platform must be considered tentative until such time as a patent is allowed.

***Confidential Treatment Requested